                                                                   Exhibit 10.42

                  AGREEMENT OF LEASE FOR SHOPPING CENTER SPACE

                                     BETWEEN

                      SEQUEL INVESTORS LIMITED PARTNERSHIP

                                       AND

                         OLD DOMINION ENTERPRISES, INC.

                                  DATED AS OF:

                                  MAY 20, 1997

                                 SEMINOLE SQUARE
                                 SHOPPING CENTER

                            CHARLOTTESVILLE, VIRGINIA

                            INDEX TO LEASE AGREEMENT

SECTION 1    Definitions...................................................          2
SECTION 2    Grant and Term................................................          3
SECTION 3    Rent..........................................................          4
SECTION 4    Construction of Improvements..................................          7
SECTION 5    Use of Premises...............................................          8
SECTION 6    Quiet Enjoyment and Landlord's Right of Entry.................          8
SECTION 7    Nuisance, Waste, Hazardous Materials, Rules and Regulations...          9
SECTION 8    Compliance with Law, Liens, Indemnity.........................         10
SECTION 9    Maintenance and Repair of Premises............................         11
SECTION 10   Common Areas and Charges......................................         12
SECTION 11   Fixtures, Signs and Alterations...............................         13
SECTION 12   Condemnation..................................................         14
SECTION 13   Insurance.....................................................         15
SECTION 14   Damage or Destruction.........................................         16
SECTION 15   Assignment, Subletting and Encumbrance........................         17
SECTION 16   Default.......................................................         18
SECTION 17   Estoppel Certificates, Subordination, Mortgages Protection....         23
SECTION 18   Surrender and Holdover........................................         24
SECTION 19   Security Deposit..............................................         25
SECTION 20   Promotion Fund and Advertising................................         26
SECTION 21   General Provisions............................................         26

      EXHIBIT A      Shopping Center Site Plan
      EXHIBIT A-1    The Premises
      EXHIBIT B      Landlord and Tenant Improvements/Criteria Manual
      EXHIBIT C      Operating Hours
      EXHIBIT D      Sign Criteria
      EXHIBIT E      Tenant Covenants Relating to IRB Financing
      EXHIBIT F      Grand Opening
      EXHIBIT G      Guaranty
      EXHIBIT H      Keyman Insurance
      EXHIBIT I      Uniform Commercial Code Filing Form

THIS LEASE AGREEMENT is made by and between Sequel Investors Limited Partnership, a Virginia limited partnership (hereinafter called "Landlord"), and Old Dominion Enterprises, Inc. TRADING AS Dominion Saddlery (hereinafter called "Tenant").

                              SECTION 1 Definitions

This Section 1 is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined herein, following whenever used in this Lease shall have the meaning set forth in this Section, and only such meaning, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

Effective Date of
Lease:                  May 20, 1997
--------------------    --------------------------------------------------------
Shopping                Center: The real property or leasehold property shown on
                        the site plan outlined in green attached hereto as
                        Exhibit A, commonly known as The Seminole Square
                        Shopping Center, located at 242 Zan Road, as the same
                        may be modified from time to time pursuant to Section 6
                        hereof.

Premises:               The portion of the Shopping Center identified by
                        cross-hatching on Exhibit A-1, consisting of
                        approximately 3,000 square feet of "Leasable Space"
                        located at 242 Zan Road, Charlottesville, VA.

Leasable Space:         When used with respect to the Premises and all other
                        Leasable Space in the Shopping Center, means Landlord's
                        best estimate of the number of square feet of area in
                        all structural parts of the Shopping Center for
                        exclusive use of the Tenant thereof and its customers,
                        including without limitation, basements, mezzanines and
                        balconies used for the sale of goods and services; said
                        area shall be measured from the exterior face of
                        exterior walls and the center line of any walls which
                        Tenant shares with other tenants or occupants of the
                        Shopping Center, provided that no deduction from
                        Leasable Space shall be made for columns, stairs,
                        elevators or any interior construction or equipment
                        within the six (6) boundaries which demise the Leasable
                        Space. If the actual number of square fee within the
                        Premises is greater than Landlord's estimate, the number
                        of square feet shall be adjusted to the exact amount of
                        square feet within the Premises.

Commencement Date:      June 1, 1997, or as such date may be deferred by a
                        cause or causes as set forth in Section 4.

Term:                   A period 3 years and 0 months following (a) the
                        Commencement Date, or (b) if the Commencement Date is
                        not the first day of a month, the first day of the month
                        following the month in which the Commencement Date
                        occurs or as said period may be extended by any options
                        to renew granted. Each twelve (12) month period
                        beginning with the Commencement Date or, if the
                        Commencement Date is not the first day of the month, the
                        day of the month following the Commencement Date shall
                        be a "Lease Year." If the Lease does not commence
Lease Year:             on the first calendar day of a month, the period
                        from the Commencement Date to the first day of the first
                        full calendar month shall be the first "Lease Year"
                        although such Lease year will be, in actuality, less
                        than 31 calendar days, and the period from the end of
                        the last full Lease Year until the termination of the
                        Lease, shall be the last Lease Year.

Minimum Rent:           The fixed annual rent payable by Tenant during the
                        Term in monthly installments in advance without notice,
                        demand or setoff as follows:

                        From the Commencement Date through the last day of the 2nd month of the Term, $1,625 per month;

                        From the 1st day of the 3 month through the last day of the 12 month of the Term, $3,250 per month;

                        From the 1st day of the 13 month through the last day of the 24 month of the Term, $3,375 per month;


                        From the 1st day of the 25 month through the last day of the 36 month of the Term, $3,500 per month;

Percentage Rent:        6% ("Percentage Rate") of the Gross Sales (as
                        defined in Section 3) occurring in any "Fiscal Period"
                        which exceed One Million Dollars ($1,000,000.00) ("Base
                        Sales").

Fiscal Period:          A period of time as designated by Landlord from
                        time to time, equal to a calendar year or other less
                        frequently recurring period within the Term, of such
                        portion thereof as is within the Term. The fiscal period
                        under this Lease shall initially be each Lease Year.

Security Deposit:       $3,250.00 to be paid in cash, certified funds or
                        cashier's check.

Permitted Uses:         Primarily the sale of the equipment and apparel of
                        the rider and horse both custom and stock, equestrian,
                        gifts, horse care products, equestrian consignment
                        items, equestrian related sportswear, books, magazines
                        and video tapes to be conducted under the Trade
                        Name/Trade Style Dominion Saddlery.

Tenant's The fraction (expressed as a percentage) determined from time to time by dividing the number of square

Proportionate Share     feet of Leasable Space in the Premises by the number of
                        square feet of Leasable Space in the Shopping Center
                        that is or shall be leased to tenants who shall be
                        burdened in the same manner and similarly subject to
                        proportionate shares of taxes, insurance, common area
                        maintenance and the like as hereafter provided; and
                        subject to adjustment as hereinafter provided. There are
                        or may be other Leasable Space in the Shopping Center
                        that will not be burdened in the same manner.

Guarantor:              Name:      Reynolds Young             SSN:  ###-##-####
                        Address:   43717 John Mosby Highway
                                   Chantilly, Virginia 22021

Broker's Name and       Great Eastern Management Company, PO Box 5525,
Address                 Charlottesville, VA 22905-5526 Rivanna Realty and
                        Investment Company, 3054-A Berkmar Drive,
                        Charlottesville, VA 22901 Brownfield Realty and
                        Investment, PO Box 6846, Charlottesville, VA 22906

Estimated Charges:      Estimated Tax Charge: $1,540.60 per annum, payable in
                        equal installments, in advance, at the rate of $128.80
                        per month, subject to annual adjustments.

                        Estimated Insurance Charge: $127.50 per annum, payable in equal installments, in advance, at the rate of $10.62 per month, subject to annual adjustments.

                        Estimated Common Area Charge: $2,094.30 per annum, payable in equal installments, in advance, at the rate of $174.53 per month, subject to annual adjustments.

                        Estimated Water/Sewer Charge: $120.00 per annum, payable in equal installments, in advance, at the rate of $10.00 per month, subject to annual adjustments.

                        Promotional Fund Charge: $1,500.00 per annum, payable in equal installments, in advance, at the rate of $125.00 per month, subject to annual adjustments.

Exhibits:               This Lease includes the following Exhibits, Riders and
                        Addenda which are incorporated herein and made a party
                        hereof by this reference:

                           EXHIBIT A       Shopping Center Site Plan
                           EXHIBIT A-1     The Premises
                           EXHIBIT B       Landlord and Tenant Improvements/Criteria manual
                           EXHIBIT C       Operating Hours
                           EXHIBIT D       Sign Criteria
                           EXHIBIT E       Tenant Covenants Relating to IRB Financing
                           EXHIBIT F       Grand Opening
                           EXHIBIT G       Guaranty
                           EXHIBIT H       Keyman Insurance
                           EXHIBIT I       Uniform Commercial Code Filing Form

                            SECTION 2 Grant and Term

Grant: In consideration of the rents agreed to be paid and of the covenants and agreements made by the respective parties hereto, Landlord demises and leases to Tenant and Tenant hereby leases from Landlord the Premises, upon the terms and conditions herein provided, together with the right to use, in common with others entitled thereto, the Common Areas (as hereinafter defined), subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

Term: Subject to the terms, covenants and agreements contained herein, Tenant shall have and hold the Premises for the entire Term. Landlord and Tenant agree to execute and deliver a supplement to this Lease setting forth the dates of commencement and expiration of the term when determinable or requested by either party. If the Commencement Date has not occurred upon the expiration of twelve months following the date hereof, then this Lease shall thereupon become null and void and shall have no further force and effect in law or in equity.


                                 SECTION 3 Rent

Minimum Rent:           Tenant covenants and agrees to pay to Landlord the
                        Minimum Rent specified in Section 1 in advance and
                        without notice, demand or setoff on the first day of
                        each month of the term; provided, however, that the
                        first and last payments due shall be made upon execution
                        and delivery of this Lease by Tenant. Acceptance of late
                        Rent at any time or times by Landlord shall in no way
                        waive Tenant's obligation to pay Rent in accordance with
                        this Section or be deemed a waiver of any of Landlord's
                        rights hereunder. If the Term commences on a day other
                        than the first day of the month, or ends on a day other
                        than the last day of the month, Tenant shall pay for the
                        fractional month within the Term on a per diem basis
                        (calculated on the basis of a thirty-day month).

Percentage              Rent: (a) Within twenty (20) days following the end of
                        each Fiscal Year, Tenant shall pay to Landlord the
                        Percentage Rate, if any, for such Fiscal Period or such
                        proration of the Fiscal Period during the first and last
                        years of the Term applicable. The acceptance by Landlord
                        of said payment shall be without prejudice to Landlord's
                        rights of examination and verification as hereinafter
                        provided.

                        (b) The term "Gross Sales" as used herein for the purpose of determining Percentage Rent shall mean the dollar aggregate of the entire amount of receipts from gross sales of Tenant and all of licensees, concessionaires and tenants of Tenant, from all business conducted upon or from the Premises by Tenant and all others, whether such sales be evidenced by check, credit, charge accounts, exchange or otherwise, and shall include but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed on or at the Premises
                        (including the value of all goods accepted in lieu of cash payment), together with the amount of all orders taken or received at the Premises, mail or telephone orders received or filled on the Premises, whether such orders are filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in the Premises. If any one or more departments or other divisions of Tenant's business gross sales of such departments or divisions, whether such sales be filled at the premises or elsewhere, in the same manner and with the same effect as if the business or sales of such departments and visions of Tenant's business had been conducted by Tenant. Gross
                        Sales shall not include sales of merchandise of which, and to the extent that, cash has been refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have originally been included in Gross Sales; and three shall be deduced from Gross Sales the sale price of merchandise returned by customers for exchange, provided that the sale price of merchandise delivered to the customer in exchange shall be included in Gross Sales. Gross Sales shall not include the amount of any sales, use, service, gross receipts or other like tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by the Tenant to such government authority. No franchise, capital stock or personal property tax and no income tax or similar tax based upon income or profits as such shall be deducted from Gross
                        Sales in any event whatsoever. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the calendar month during which such charge or sale shall initially be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefore. There shall be no deduction for uncollected or uncollectible credit accounts or for bad debts or other losses.

                        (c) On or before the 20th day of each calendar month during the Term, Tenant shall deliver to Landlord a statement in writing, certified as true and correct by an executive officer of the Tenant, which statement shall show Gross Sales during the immediately preceding calendar month. The statement referred to in this subsection shall be in such form and style and shall contain such details and information as Landlord may reasonably require from time to time. The acceptance by Landlord of payment of Percentage Rent or reports thereof shall be without prejudice and shall in no event constitute a waiver of Landlord's right to claim a deficiency in the payment of such Percentage Rent or to audit Tenant's books and records, as hereafter set forth. Tenant agrees to prepare, keep and maintain for a period of not less than three years complete and accurate books of account and records of all purchases and receipts of merchandise, inventories and all sales and other transactions by Tenant and its concessionaires, licensees and tenants from which Gross
                        Sales can be determined. Tenant agrees to record all sales, as the time each sale is made, whether for cash or credit, in a cash register or registers containing locked-in cumulative tapes with accumulation capacity. Tenant shall keep for at least three years all pertinent original sales records, which records shall include (i) daily dated register tapes; (ii) serially numbered sales checks and slips;
                        (iii) duplicate bank deposit slips and bank statements;
                        (iv) related computer records; (v) such other records as would normally be required to be kept and examined by an independent certified public accountant in accordance with accepted auditing practices in performing an audit of Tenant's Gross ales; and (vi) all income, sales and occupation tax returns.

                        (d) Upon five days' prior written notice to Tenant, Landlord shall have the right to cause a complete audit to be made of business affairs conducted at, upon or from the Premises by Tenant (and all concessionaires, licensees or tenants of Tenant) and all books and records pertaining thereto, including those specified in subsection (c) of this Section, and Tenant will make all such books and records available, or cause the same to be made available for such examination at the Premises;
                        said audit shall be conducted by Landlord's authorized representative. If the results of such audit shall show that Tenant's statement of Gross Sales for any Fiscal
                        Period has been understated by 2% or more, then Tenant agrees to pay Landlord the cost of such audit in addition to any deficiency payment required as shown by such audit with interest thereon as provided in the Section titled "Method of Payment, Past Due Rents." A report of the findings of Landlord's authorized representative shall be biding and conclusive upon Landlord and Tenant. The furnishing by Tenant of any statement which understates Gross Sales by 5% or more shall constitute a material breach of this Lease and entitle Landlord at it election to all remedies herein granted in the event of default by Tenant. Any information obtained by Landlord as a result of such audit shall be held in strict confidence by Landlord, except in any action or proceeding by Landlord to enforce its rights under this Lease, or in connection with any prospective sale or financing of the Premises or any part thereof.

                        (e) Tenant shall not directly or indirectly engage in, own or operate any businesses similar to that authorized to be conducted hereunder, or use or permit the use of the same or a similar trade name, within a radius of three miles of the nearest outside boundary of the Shopping Center during the Term; provided, however, that nothing herein shall be construed to prevent operation of any of Tenant's existing stores under their present tradenames. In the event of any violation of the covenant contained in the previous sentence, and in addition to all other remedies for default provided hereunder, the Gross Sales, as defined in this Lese, of any such businesses within the restricted radius shall be included in the Gross Sales made from the Premises, and the rent hereunder shall be computed upon the aggregate of the Gross Sales made from the Premises and from such other businesses. Under such circumstances, Tenant agrees to make available to Landlord all sales records from Tenant's other businesses within five (5) days of Landlord's request. The audit provisions of paragraph (d) above shall also apply to such other businesses.

                        (f) Tenant agrees to cause the business located on the Premises to be included in Tenant's advertising program so that said business will receive at least equivalent treatment with respect to advertising and publicity as is afforded other businesses now owned, operated or hereafter acquired by tenant and to cause mention of the address, tradename and location of said business in such advertising and publicity.

                        (g) In determining the rent payable by Tenant subsequent to an event of default, as provided in Section 16, the Percentage Rent for each year of the then unexpired term shall be deemed to be equal to the average annual
                        Percentage Rent paid by Tenant from the Commencement
                        Date of the occurrence of such event of default, or during the three Lease Years preceding such event of default, whichever period is shorter, plus 10% per year for each such year of the unexpired term.

                        (h) Landlord shall not become or be deemed a partner or a joint venture with Tenant by reason of provision of this Section 3.

                        (i) Intentionally deleted.

                        (j) Intentionally deleted.

                        (k) Should Tenant fail to furnish Landlord, when due, with any Gross Sales Reports required herein, then
                        Landlord shall have the right to assess a minimum fee of Twenty-five and No/100 Dollars ($25.00) per

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
                        day until the required report is furnished and such fee shall be considered as additional rent hereunder.

                        (l) If the Lease year commences on any day other than the first day of a full Fiscal Period, or terminates on any day other than the last day of a full Fiscal Period, then the First Fiscal Period shall be deemed to be those days between the Commencement Date and the start of the first full Fiscal Period, and the Last Fiscal Period shall be those days from the end of the last full Fiscal
                        Period and the termination date of the Lease, and Percentage Rent for those periods, if any is due, shall be calculated according to the definition of Percentage
                        Rent in Section 1 of this Lease, and, just as in the case of full Fiscal Periods, shall be due and payable on the 20th of the month following the end of the Fiscal
                        Point.

Utility Charges:        Tenant shall arrange for utilities on its own account
                        and in its own name and shall be solely responsible for
                        and pay when due all charges for heat, water, gas,
                        electricity or any other utility services used or
                        consumed in the Premise beginning on the date Tenant
                        takes possession of the Premises for purposes of
                        fixturing or Tenant Improvements as set forth in Section
                        4. In the event separate bills are not obtainable for
                        any such expense, Tenant shall pay Landlord the Tenant's
                        Proportionate Share of such charges and expenses,
                        subject to adjustment based on any extraordinary use or
                        consumption of any utility by Tenant on the Premises,
                        within five days after billing therefor. In the event
                        such charges shall not be paid when due, Landlord shall
                        have the right to pay same, which amount so paid is
                        hereby declared to be additional rent due on demand with
                        interest as provided in Section 3.

Taxes:                  Tenant agrees to pay Landlord as additional rent
                        Tenant's Proportionate Share of (a) the total general and special real estate taxes and assessments which are levied and assessed on all land and buildings in the Shopping Center, including the Premises and all common areas, during the Term and (b) Landlord's expenses in contesting the validity of, or seeking a reduction in, or in seeking to prevent an increase in any such tax or assessment, or attempting to obtain any refund thereof or reassessment in the value of the Shopping Center or any portion thereof. Tenant's

Insurance:              Landlord shall, during the Term, keep in full force and
                        effect public liability, property damage, fire, extended
                        coverage, casualty, rent loss and flood (if required)
                        insurance covering the Premises and the Shopping Center
                        (excluding the Tenant Improvements and property required
                        to be insured by Tenant pursuant to Section 13 hereof),
                        with coverage and in amounts as are customary with
                        respect to like properties in the area where the
                        Shopping Center is located. Tenant agrees to pay
                        Landlord as additional rent, Tenant's Proportionate
                        Share of the premiums charged Landlord for such
                        Insurance, prorated on a per diem basis for the first
                        and last Lease Years. Tenant's Proportionate Share shall
                        be paid in monthly installments on or before the first
                        day of each calendar month, in advance, in an amount
                        estimated by Landlord.

Additional Rent:        Tenant covenants to pay and discharge when the
                        same shall become due, as additional rent, all amounts,
                        liabilities and obligations which Tenant has assumed or
                        agreed to pay or discharge pursuant to this Lease
                        including those enumerated in this Section 3 and
                        elsewhere in this Lease, together with every fine,
                        penalty, interest and cost which may be added for
                        non-payment or late payment thereof.

Method of Payment,      The term "rent" as used in this Lease shall mean and
Past Due Rents:         include all Minimum Rent, Percentage Rent, Estimated
                        Charges and additional amounts payable hereunder. All
                        rent shall be paid to Landlord at the Rental Payment
                        Address specified in Section 21 or at such other place
                        or to such other person as Landlord may from time to
                        time direct in writing, or as is otherwise provided
                        herein, in lawful money of the United States of America.
                        If Tenant should fail to pay the Landlord when due any
                        installment of Minimum Rent or other sum to be paid
                        hereunder, Tenant will pay Landlord on demand a late
                        charge of ten percent (10%) thereof or Three Hundred and
                        No/100 Dollars ($300.00), whichever is greater. Failure
                        to pay such late charge upon demand thereof shall be an
                        event of default under this Lease. Provision for such
                        late charge shall be in addition to all other rights and
                        remedies available to Landlord hereunder or at law or in
                        equity and shall not be construed as liquidated damages
                        or limiting Landlord's remedies in any manner. In
                        addition, any and all sums remaining unpaid shall accrue
                        interest at the rate of twelve percent (12%) or Chase
                        Manhattan Bank Prime plus three percent (3%) per annum
                        whichever is the greater, commencing on the due date for
                        any such payment, provided however that the rate shall
                        not exceed that which is limited by law.

Net Lease:              This is a net lease and the rent, additional rent and
                        all other sums payable hereunder by Tenant shall be paid
                        without notice, demand, setoff, counterclaim, deduction,
                        or defense and, except as otherwise expressly provided
                        herein, without abatement or suspension. Except as
                        otherwise expressly provided in this Lease, this Lease
                        shall not terminate, nor shall Tenant have any right to
                        terminate this Lease nor shall Tenant be entitled to any
                        abatement or reduction of rent hereunder, nor shall the
                        obligations of Tenant
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                                        6
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
                        under this Lease be affected, by reason if (i) any
                        damage to or in the destruction of all or any part of
                        the Premises from whatever cause, (ii) the taking of the
                        Premises or any portion thereof by condemnation,
                        requisition or otherwise for any reason, (iii) the
                        prohibition, limitation or restriction of Tenant's use
                        of all or any part of the Premises, or any interference
                        with such use, by law or ordinance or other governmental
                        regulation or by injunction, (iv) any default on the
                        part of Landlord under this Lease, or under any other
                        agreement to which landlord and Tenant may be parties,
                        (v) the bankruptcy, insolvency, reorganization,
                        composition, readjustment, liquidation, dissolution,
                        winding up or other proceeding affecting Landlord or any
                        assignee of Landlord, or (vi) any other cause whether
                        similar or dissimilar to the foregoing. It is the
                        intention of the parties hereto that the obligations of
                        Tenant hereunder shall continue to be payable in all
                        events and that the obligations of Tenant hereunder
                        shall continue unaffected, unless the requirement to pay
                        or perform the same shall have been terminated pursuant
                        to an express provision of this Lease.

                     SECTION 4 Construction and Improvements

Condition of            Landlord agrees that it will, at its sole cost and
Premises:               expense as soon as is practical after the execution of
                        this Lease, commence and pursue to completion the
                        improvements to been erected by Landlord to the extent
                        shown on the attached Exhibit B labeled "Description of
                        Landlord's Work and Tenant's Work." Tenant's taking
                        possession of the Premises shall be conclusive evidence
                        as against Tenant that the Premises were in satisfactory
                        condition when Tenant took possession. Tenant
                        acknowledges that it has inspected the Premises and
                        hereby accepts the Premises "AS IS" with no
                        representation or warranty by landlord as to the
                        condition of the Premises or their suitability for
                        tenant's proposed improvements thereto or use thereof or
                        the condition of the Shopping Center, and with no
                        promise by Landlord or its agent to improve or repair
                        the premises of the Shopping Center except as set forth
                        in Exhibit B attached hereto.

Tenant's Work:          Any additional improvements to the Premises necessary
                        for the Tenant's use or occupancy thereof and not listed
                        as Landlord's work in Exhibit B shall be completed by
                        Tenant, at Tenant's expense, and shall hereinafter be
                        referred to as "Tenant Improvements." The Tenant
                        Improvements shall be completed by Tenant in conformity
                        with the specifications in Exhibit B. Tenant agrees to
                        submit to Landlord plans and specifications covering the
                        Tenant Improvements in such detail as Landlord or
                        Managing Agent may require within fifteen (15) days of
                        execution of this Lease and Tenant agrees not to
                        commence any work on any of the Tenant Improvements
                        until Landlord has approved such plans and
                        specifications in writing. At all times during Tenant's
                        construction, Landlord and its representatives shall
                        have the right to enter upon the Premises for the
                        purpose of inspecting construction and progress of the
                        Tenant Improvements. Tenant agrees that its entry onto
                        and occupation of the Premises prior to the Commencement
                        Date shall be subject to all of the terms of this Lease,
                        except the covenants to pay the amounts as set forth in
                        Section 3 as rent, taxes or insurance. If Tenant
                        Improvements deviate from the plans and specifications
                        approved by the Landlord, Landlord can elect to (a)
                        approve the deviation in the Tenant's Improvements, (b)
                        have Tenant make corrections to correspond with the
                        approved plans and specifications, and (c) place Tenant
                        in default for material deviation in Tenant's
                        Improvements.

Excuse of performance   Anything in this Lease to the contrary notwithstanding,
                        neither Tenant nor Landlord shall be deemed in
                        Performance default with respect to the performance of
                        any of the terms of this Lease (except for payment of
                        money due hereunder) if a failure of performance is due
                        to any strike, lockout, boycott, labor dispute, civil
                        commotion, war-like operation, invasion, rebellion,
                        hostilities, military or usurped power, sabotage,
                        governmental regulation or control, inability to obtain
                        any material or service, Act of God, adverse weather
                        condition, energy shortage or any other cause whether
                        similar to dissimilar, beyond the reasonable control of
                        Tenant or Landlord; provided such cause is not due to
                        the willful act of Tenant or Landlord; and further
                        provided that delays or failures to perform resulting
                        from lack of funds shall not be deemed delays beyond the
                        reasonable control of a party; and further provided that
                        the foregoing shall not relieve Tenant from its
                        obligation timely to pay rent and other sums due under
                        this Lease. In order to claim the benefits of this
                        section, the party claiming any such excuse for its
                        performance hereunder must have given the other party
                        written notice of the cause and anticipated duration of
                        such failure of performance within 5 days of the
                        occurrence of said cause.

Failure of Tenant       In the event that the Tenant fails to take possession
to Open:                and to open the Premise for business fully improved, to
                        fixtured, stocked and staffed by the Commencement Date,
                        then the Landlord shall have, in addition to any and all
                        remedies herein provided, the right to its option to
                        collect not only the Minimum Rent and additional amounts
                        due in accordance with Section 3 hereof, but also
                        additional rent at the rate of $.03 per square foot of
                        Leasable Space in the Premises per day for each and
                        every day that the Tenant shall fail to

                        commence to do business; said additional rent shall be deemed to be liquidated damages for the benefit of Landlord and shall be in lieu of any Percentage Rent if applicable that might have been earned during such period of the Tenant's failure to open.

                            SECTION 5 Use of Premises

Use: (a) The Premises shall be occupied and used only for the Permitted Uses and for no other purpose whatever unless
                        Landlord, in its sole right, discretion or with the approval and consent of any other interested party who has a right, consents to a change of such uses. Tenant acknowledges and agrees that the Permitted Uses of the Premises set forth herein are a critical element of the bargain of the parties hereto and that actual and substantial detriment will result to Landlord and the other tenants and occupants of the Shopping Center in the event that a change or deviation in such uses shall occur or be permitted without the express written consents herein required.

                        (b) Tenant agrees to keep the Premises open and diligently, actively and continuously operate the business conducted therein under the tradename specified in Section 1, using a sufficient number of adequately trained managers and personnel for efficient service, during the minimum hours and days and evenings of the week which are indicated on Exhibit C, provided that such minimum hours of operation are subject to change from time to time by Landlord so long as any such change is applicable to substantially all tenants of the Shopping Center. Tenant shall carry at all times in the Premises a full stock of current season merchandise of such quantity, character, and quality as to maximize
                        Gross Sales and shall operate 100% of the Premises.
                        Tenant shall install and maintain at all times display windows on the Premises. Tenant agrees to conduct
                        Tenant's business at all times in a first-class, high-grade manner consistent with reputable business standards and practices in good faith and in such manner that the high reputation of the Shopping Center is furthered. Tenant agrees that storage and office space in the Premises shall only exist to the extent required for the permitted uses conducted on the Premises. No auction, fire, liquidation or bankruptcy sales may be conducted in the Premises without the prior written consent of Landlord having been first obtained. Landlord makes no warrant that the zoning of the Premises is proper for Tenant's business purpose. Such determination shall be the Tenant's sole responsibility. Tenant acknowledges that the Shopping Center is an Interdependent enterprise and its success is dependent upon the opening and continued operation of Tenant's business in accordance with the Lease. In the event
                        Tenant breaches the provisions of this subparagraph (b), in addition to all other remedies contained in this Lease, Landlord may assess a charge of $.05 per square foot of Leasable Space for each day or portion thereof that these provisions are violated. Such charge shall be deemed additional rent hereunder and shall be due and payable within ten (10) days of billing thereof.

                       SECTION 6 Quiet Enjoyment and Landlord's Right of Entry

Quiet Employment:       If and so long as Tenant shall pay the rent specified
                        herein and observe and perform all covenants, agreements
                        and obligations required by it to be observed and
                        performed hereunder, Tenant shall peaceably and quietly
                        hold and enjoy the Premises for the Term without
                        hindrance or interruption by Landlord or any other
                        person or persons lawfully or equitably claiming by,
                        though or under Landlord, subject, nevertheless, to the
                        terms and conditions of this Lease and the mortgages and
                        other matters to which this Lease is subordinate.
                        Landlord expressly reserves the right as to the Shopping
                        Center at any time to do, or permit to be done, any or
                        all of the following: add or remove buildings or
                        structures; change the number and location of buildings
                        and structures; change building dimensions; change the
                        number of floors in any of the buildings or structures;
                        enclose any mall; add to, alter or remove partially or
                        wholly any structure or structures used to enclose any
                        plaza area; change the identity and type of stores and
                        tenancies and the dimensions thereof; change the name of
                        the Shopping Center in which the Premises are located;
                        change the address or designation of the Premises;
                        provide subterranean and multiple level parking decks;
                        convert common areas into leasable areas; change the
                        means of access to and egress from the Shopping Center,
                        and expand or reduce the size of the Shopping Center,
                        provided, however, that no such changes shall deny or
                        materially interfere with reasonable visibility of,
                        ingress to, or egress from the Premises.

Right of Entry:         Tenant agrees that Landlord, Managing Agent, their
                        agents, employees or servants or any person

                        authorized by Landlord may enter the Premises for the purpose of inspecting the condition of the same and to make such repairs, additions, improvements, changes or alterations to the Premises or the building of which they are a part as Landlord may elect to make, and to exhibit the same to prospective purchasers, mortgagees and, tenants of other areas of the Shopping Center and to prospective tenants and to place in and upon the Premises during the last six months of the Term as such places as may be determined by Landlord "for rent" signs or notices, and tenant undertakes and agrees that neither Tenant nor any other person within Tenant's control will interfere with such signs or notices. Such entry, inspection and repairs, additions, improvements, changes or alterations as Landlord may make of or to the Premises or the building of which the Premises are a part shall not constitute eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while such work is being done by reason of loss or interruption of business of Tenant or otherwise. If
                        Tenant or Tenant's agents or employees shall not be present to permit entry to the Premises at any time when for any reason entry therein shall be necessary in the reasonable judgment of the Landlord to prevent injury or damage, Landlord, Managing Agent or their agents or employees may enter same by or by forcible entry or otherwise without liability therefor and without in any manner affecting the obligations, covenants, terms or conditions of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation or liability whatsoever for care, supervision, repair, improvement, addition, change or alteration of the Premises or the building of which they are a part or the Shopping Center or any part thereof other than herein expressly provided.

           SECTION 7 Nuisance, Waste, Hazardous Materials, Rules and Regulations

Nuisance:               Tenant shall not perform any acts or carry on any
                        practices which may injure the building of which the
                        Premises are a part, violate any certificate of
                        occupancy affecting same, constitute a public or private
                        nuisance or a menace to other tenants in the Shopping
                        Center, produce undue noise, create obnoxious fumes or
                        odors or otherwise cause unreasonable interference with
                        other tenants of the Shopping Center.

Waste, Etc.:            Tenant agrees not to: (a) permit any unlawful or immoral
                        practice to be carried on or committed on the Premises;
                        (b) make any use of or allow the Premises to be used for
                        any purpose that might invalidate or increase the rates
                        of insurance therefor; (c) keep or use or permit to be
                        kept or used on the Premises any inflammable fluids or
                        explosives without the written permission of the
                        Landlord first had and obtained; (d) use the Premises
                        for any purpose whatsoever which might create a nuisance
                        or injure the reputation of the Premises or the Shopping
                        Center; (e) deface or injure the Premises or the
                        Shopping Center; (f) overload the floors; (g) sell or
                        consume or allow the sale or consumption of alcoholic
                        beverages on the Premises, unless the same is included
                        in the Permitted Uses and appropriate licenses and
                        insurance coverage has been secured; or (h) commit or
                        suffer any waste in or about the Premises. Tenant agrees
                        to pay as additional rent any increase in the cost of
                        insurance on the Premises to Landlord as a result of any
                        unauthorized use of the Premises by Tenant, but such
                        payment shall not constitute in any manner a waiver by
                        Landlord of its rights to enforce all of the covenants
                        and provisions of this Lease.

Hazardous               Material: Tenant shall not cause or permit any Hazardous
                        Material to be brought upon, kept or used in or about
                        the Premises by Tenant, its agents, employees,
                        contractors or invitees, without the prior written
                        consent of Landlord (which Landlord shall not
                        unreasonably withhold as long as Tenant demonstrates to
                        Landlord's reasonable satisfaction that such Hazardous
                        Material is necessary or useful to Tenant's business and
                        will be used, kept and stored in a manner that complies
                        with all laws regulating any such Hazardous Material so
                        brought upon or used or kept in or about the Premises).
                        If Tenant breaches the obligations in the preceding
                        sentence, or if the presence of Hazardous Material on
                        the Premises caused or permitted by Tenant results in
                        contamination of the Premises, or if contamination of
                        the Premises by Hazardous Material otherwise occurs for
                        which Tenant is legally liable to Landlord for damage
                        resulting therefrom, then Tenant shall identify, defend
                        and hold Landlord harmless from any and all claims,
                        judgments, damages, penalties, fines, costs, liabilities
                        or losses (including, without

                        limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or if any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination.
                        This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous
                        Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous
                        Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

                        As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the state in which the Premises are located or the United States Government. The provisions of this Section shall remain in force after the termination of the Lease.

Rules and               Tenant covenants and agrees with Landlord that:
Regulations:

                        (a) All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designed for such purposes by Landlord.

                        (b) The delivery or shipping of merchandise, supplies, furnishings and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the premises and the Shopping Center.

                        (c) All garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of all of Tenant's refuse or rubbish.

                        (d) No aerial or any other device or structure including but not limited to T.V., disc, etc. shall be erected on the roof or exterior walls of the Premises, or on the Shopping Center, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

                        (e) Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing water in pipes and fixtures.

                        (f) The areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such areas.

                        (g) Tenant and Tenant's employees shall park their cars only in those portions of the parking areas designated for that purpose by Landlord. Tenant shall from time to time furnish Landlord with state automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees.

                        (h) The plumbing facilities shall not be used for any other purpose than that for which they were constructed, and no foreign substance of any kind shall be disposed of therein.

                        (i) Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Shopping Center.
                        Tenant shall sweep sidewalk in front of the store and keep the windows and sills clean.

                        (j) Tenant shall keep the signs, exterior lights and display window lights on the Premises lighted each and every day of the Term during the hours designated by Landlord.

                        (k) Tenant shall not use or allow the Premises to be used for any unlawful or improper purpose, including, but no limited to, the unlawful or improper use, possession, sale or distribution of any illegal drugs or controlled substances as prohibited by federal , state or local law.

                        The term "Landlord" as used in (a) through (k) above shall be deemed to include Landlord's Management Agent.

                        In the event any violation of any of the above rules and regulations continues after five (5) days following notice to the Tenant of such violation, beginning on such fifth day tenant shall, in addition to any and all other remedies of Landlord provided in this Lease for default by Tenant, pay liquidated damages of Fifty
                        Dollars ($50.00) per day for each such violation for each day such violation continues. Landlord reserves the right to adopt additional rules and regulations in respect to the conduct of Tenant's activities in the Premises and the Shopping Center, which upon adoption shall be deemed incorporated herein, provided that Tenant is given notice thereof.

                             SECTION 8 Compliance with Law, Liens, Indemnity

Compliance with         Tenant shall, at its expense, comply with and shall
Law and Contracts:      cause the Premises and Tenant's employees to comply with
                        all governmental statutes, laws, rules, orders,
                        regulations and ordinances including environmental laws
                        and regulations affecting the Premises or any part
                        thereof, or the use thereof, at any time during the
                        Term. Tenant shall, at its expense, comply with the
                        requirements of all policies of insurance which at any
                        time may be in force with respect to the Premises, and
                        with the provisions of all contracts, agreements and
                        restrictions affecting the Premises or any part hereof
                        or the occupancy or use thereof.

Title and Covenant      The Landlord's title is and always shall be paramount to
Against Liens:          the title of the Tenant and nothing in this contained
                        shall empower the Tenant to do any act which can, shall
                        or may encumber the title of the Landlord. Tenant
                        covenants and agrees not to suffer or permit any lien of
                        mechanics or materialmen to be placed upon or against
                        the Shopping Center or the Premises or against the
                        Tenant's leasehold interest in the Premises and, in case
                        of any such lien attaching, to immediately pay and
                        remove same. Tenant has no authority or power to cause
                        or permit any lien or encumbrance of any kind
                        whatsoever, whether created by act of Tenant, operation
                        of law or otherwise, to attach to or be placed upon the
                        Shopping Center or the Premises, and any and all liens
                        and encumbrances created by Tenant shall attach only to
                        Tenant's interest in the Premises. If any such liens so
                        attach and Tenant fails to pay and remove same within
                        ten (10) days, Landlord, at its election, may pay and
                        satisfy the same and in such event the sums so paid by
                        Landlord, with interest from the date of payment at the
                        rate set forth in Section 3 hereof for amounts owed
                        Landlord by Tenant, shall be deemed to be additional
                        rent due and payable by Tenant at once without notice or
                        demand and/or Landlord may place Tenant in Default under
                        this Lease.

Indemnification:        Tenant agrees to pay, and to protect, save harmless and
                        indemnify Landlord, agents and employees of Landlord,
                        from and against any and all liabilities, losses,
                        damages, costs, expenses (including all attorney's fees
                        and expenses of Landlord), causes of action, suits,
                        claims, demands or judgments of any nature whatsoever
                        (except those arising from the gross negligent acts of
                        Landlord, its agents or employees) arising from any of
                        the following: (a) any injury to, or the death of any
                        person or damages to property on the Premises; (b) any
                        injury to, or the death of any person or damage to
                        property upon adjoining sidewalks, parking areas,
                        streets or ways which arises out of or is in any manner
                        connected with any activity of Tenant or sponsored or
                        co-sponsored by Tenant, with or without Landlord
                        approval or which arises out of or is in any manner
                        connected with the use, condition or occupation of the
                        Premises or any part thereof by Tenant; (c) violation of
                        any agreement or condition of this Lease by Tenant; or
                        (d) violation by Tenant of any contract or agreement to
                        which Tenant is party or any restriction, statute,
                        ordinance or regulation, in each case affecting the
                        Premises or adjoining areas, or any part thereof.

                               SECTION 9 Maintenance and Repair of Premises

Maintenance by Tenant   Tenant shall at all times maintain the entire Premises
                        (including maintenance of exterior entrances and all
                        glass and show window moldings) and all floors,
                        ceilings, interior walls, partitions, doors, fixtures,
                        equipment and appurtenances thereof (including, but not
                        limited to lighting, plumbing fixtures and heating, air
                        conditioning, ventilating, electrical and fire detection
                        and protection systems installed by landlord or tenant
                        exclusively serving the Premises and including leaks
                        around ducts, pipes, vents or other parts of the
                        heating, air conditioning, ventilating and plumbing
                        systems which protrude through the roof of the Premises)
                        in good order, appearance, condition and repair,
                        including all necessary replacements thereof. During the
                        entire term hereof, Tenant agrees to contract for the
                        regular maintenance and repair of the heating,
                        ventilating and air conditioning equipment with a
                        reputable service contractor acceptable to landlord and
                        to provide an executed copy of such agreement to
                        Landlord. If Landlord has not received a copy of such
                        agreement within ten (10) days of request therefor, in
                        addition to all other remedies

                        hereunder, Landlord may, but shall not have the obligation to, contract for such services and bill the Tenant the cost thereof plus 20% for administration and overhead as additional rent payable upon demand.

Maintenance by          (a) Landlord covenants to maintain or cause to be
Landlord:               maintained only the foundation and roof of the Premises,
                        and the structural soundness of the concrete floors and
                        exterior and demising walls thereof in good order,
                        repair and condition, exclusive of any work required
                        because of damage caused by any act, omission or
                        negligence of Tenant, any subtenant or their respective
                        employees, agents, invitees, licensees or contractors.
                        Landlord shall not be required to commence any such
                        repair until ten (10) days after written notice from
                        Tenant that the same is necessary. The provisions of
                        this paragraph shall not apply in the case of damage or
                        destruction by fire or other casualty or a taking under
                        the power of eminent domain, in which events the
                        obligations of the Landlord shall be controlled by the
                        Sections of this Lease dealing therewith.

                        (b) If Landlord is required to make repairs to the Premises by reason of Tenant's acts, omissions or negligence, or if Tenant refuses or neglects to repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof. Upon completion thereof, Tenant shall reimburse Landlord's costs for making such repairs plus twenty percent (20%) of such costs for overhead and supervision, upon presentation of a bill therefor, as additional rent.

                                 SECTION 10 Common Areas and Charges

Control of Common       All automobile parking areas, entrances and exits
Areas:                  thereto, and other facilities furnished by Landlord from
                        time to time in or near the Shopping Center, including
                        employee and customer parking areas, mall areas, the
                        truck way or ways, loading docks, package pick-up
                        stations, Shopping Center signs, pedestrian sidewalks
                        and ramps, landscaped areas, exterior and interior
                        stairways, facades, canopies, hallways, display and
                        exhibit areas and other areas and Improvements provided
                        by Landlord for general use, in common, by tenants of
                        the Shopping Center, their officers, agents, employees
                        and customers shall at all times be subject to the
                        exclusive control and management of Landlord or its
                        designees, and Landlord shall have the right from time
                        to time to establish, modify and enforce reasonable
                        rules and regulations with respect to all facilities and
                        areas mentioned in this Section. All facilities and
                        areas, including but not limited to the foundations,
                        concrete floors, exterior walls, and roofs of all
                        buildings within the Shopping Center and all ducts,
                        conduits and similar items, heating, ventilating, air
                        conditioning, plumbing, security and fire detection and
                        protection systems and storm, sanitary drainage and
                        other utility systems not installed by or exclusively
                        serving a single tenant of the Shopping Center, are
                        hereinafter collectively called the "Common Areas."
                        Landlord or its designees shall have the right to
                        construct, maintain and operate lighting and parking
                        facilities on all Common Areas; to police the same; from
                        time to time to change or reduce the area, level,
                        location, size and arrangement of parking areas and
                        other facilities hereinafter referred to; to restrict
                        parking by tenants, their officers, agents and employees
                        to employee parking areas; to close all or any portion
                        of said areas or facilities to such extent as may, in
                        the opinion of Landlord's counsel, be legally sufficient
                        to prevent a dedication thereof or the accrual of any
                        rights to any person or the public therein to close
                        temporarily all or any portion of the parking areas or
                        facilities; to erect improvements or buildings on such
                        parking areas for lease or sale purposes and other
                        common areas and to lease area improvements; to
                        discourage non-customer parking; and to do and perform
                        such other acts in and to said areas and improvements
                        as, in the use of good business judgment, the Landlord
                        shall determine to be advisable with a view to the
                        improvement of the convenience and use thereof by
                        tenants of the Shopping Center, their officers, agents,
                        employees and customers; provided that no such changes
                        shall deny or materially adversely interfere with the
                        reasonable visibility of, ingress to or egress from the
                        Premises.

License: All Common Areas and facilities therein not within the Premises which Tenant may be permitted to use and occupy are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

Maintenance             (a) Tenant agrees to pay as additional rent, monthly or
Charges:                less frequently as directed by Landlord, Tenant's
                        Proportionate Share of the Shopping Center's Common Area
                        Maintenance Cost (as hereinafter defined).

                        Such payments shall be based on Landlord's reasonable estimates, subject to adjustment from time to time on determination of the actual amount of the Shopping
                        Center's Common Area Maintenance Cost. The failure of
                        Tenant to pay any portion of Tenant's Proportionate
                        Share of the Shopping Center's Area Maintenance Cost on or before the tenth (10th) day after notice from landlord shall constitute a material default under this Lease and shall be treated for all purposes as a default in the payment of rent.

                        (b) "Shopping Center's Common Area Maintenance Cost" shall be the total of all items of cost and expense expended (including appropriate reserves) in operating, managing, equipping, protecting, policing, lighting, repairing, replacing and maintaining the Common Areas and their facilities (less any insurance proceeds collected with respect to any such repair or replacement) including, but not limited to, all costs and expenses of (1) maintaining and repairing the Common
                        Areas as shall be required in Landlord's judgment to preserve the utility and condition of the Common Areas in substantially the same condition and status though not necessarily the same area or configuration as the Common Areas were in as of the Commencement Date; (2) security, fire detection and protection and traffic direction and control; (3) cleaning and removal of rubbish, dirt, debris, water, snow and ice (including removal of water, snow and ice from rooftops); (4) planting, replanting and replacing flowers and landscaping; (5) water, drainage and sewage; (6) liability, property damage, fire, extended coverage, flood, rent loss, malicious mischief, vandalism, worker's compensation and employees' liability, and any other casualty and liability insurance; (7) wages, health and welfare benefits, pension or profit sharing benefits, union dues, vacations, unemployment taxes and social security taxes; (8) personal property taxes; (9) permits and licenses; (10) supplies; (11) the operation of loud-speakers and any other equipment supplying music; (12) utility services and lighting (including the cost of light bulbs and electric current); (13) patching, repairing, resurfacing, topping and marking of all parking and drive areas; (14) filling, sealing and supporting of sinkholes; (15) depreciation of machinery and equipment used in the operation of the Common Areas
                        (but not including depreciation of the original cost of acquiring Common Areas of the Shopping Center); (16) administrative charges in an amount not to exceed fifteen percent (15%) of the Shopping Center's Common
                        Area Maintenance Cost (exclusive of such administrative charges); (17) the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing the Common Areas; and (18) any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles, would be considered as an expense of managing, operating, maintaining or repairing the Common Areas.

                   SECTION 11 Fixtures, Signs and Alterations

Fixtures:               All readily moveable furnishings, store fixtures and
                        equipment owned and used by Tenant in the Premises shall
                        at all time during the term be and remain the property
                        of the Tenant without regard to the means by which they
                        are installed in or attached to the Premises. Upon
                        expiration or termination of this Lease, Tenant shall
                        remove all such furnishings, fixtures, and equipment and
                        restore the Premises as provided in Section 18, provided
                        that Tenant shall not remove any equipment, conduits,
                        and fixtures providing water, plumbing, electrical,
                        heating, ventilation, air conditioning, lighting and
                        sewer service to the Premises, all of which, together
                        with any other furnishing, fixtures and equipment not
                        removed by Tenant as provided above, shall become the
                        property of Landlord upon expiration of the term or
                        termination of Tenant's right to possession of the
                        Premises pursuant to Section 16 and shall be
                        conclusively presumed to have been conveyed by Tenant to
                        Landlord under this Lease as a bill of sale without any
                        payment or credit by landlord to Tenant.

Signs: Tenant shall have the right to place signs and advertisements on the exterior and interior of the Premises and the Shopping Center in the locations and subject to the conditions set forth in Exhibit D, provided that the size, style and appearance of all exterior signs and all interior signs visible from the exterior of the Premises shall be subject to the approval of Landlord or Managing Agent and shall be in compliance with applicable law.

Contractual Lien:       All furnishings, fixtures (including trade), personal
                        property, equipment and merchandise ("secured property")
                        which have been, are, or may be, put into the Premises
                        either before or after the Effective Date of the Lease,
                        whether exempt or not from sale under execution and
                        attachment under the laws of the state where the
                        Premises are located, shall at all times be subject to a
                        first lien and security interest in favor of Landlord,
                        for the purpose of securing Tenant's performance under
                        this Lease including, but not limited to,

                        the payment of all rent, additional rent or other sums which may become due to Landlord from Tenant hereunder.
                        Upon default or breach of any covenants of this Lease, Landlord shall have all remedies available under the Uniform Commercial Code enacted in the state where the Premises are located including, but not limited to, the right to take possession of the above mentioned secured property and dispose of it by sale in a commercially reasonably manner. Tenant hereby agrees to sign a Uniform Commercial Code Filing Form similar to that attached hereto as Exhibit C upon a request to do so by the Landlord, for the purpose of serving notice to third parties of the security interest herein granted, or failing to do so upon request, does hereby appoint
                        Landlord or the Managing Agent as tenant's attorney-in-fact for said purpose. In addition to any statutory lien provided by law, this provision is intended to provide a contractual lien and security interest in the secured property and is intended by the parties to be fully enforceable as between themselves and all third parties in all events, including but not limited to, any event of bankruptcy described herein.
                        Tenant hereby grants such lien and security interest to Landlord and warrants that there are no prior liens existing against the secured property. In accordance with said lien herein granted by Tenant to Landlord, tenant shall not remove from the Premises any of said secured property without the written consent of Landlord
                        (except for normal repairs and replacements).

Alterations:            Tenant shall not make any alterations, additions,
                        improvements or changes in the Premises without in each
                        instance first obtaining the prior written consent of
                        Landlord, which consent shall not be unreasonably
                        withheld; provided that Tenant may make in a first-class
                        manner such interior additions, improvements and changes
                        in the Premises as Tenant may deem necessary or
                        desirable in connection with operation of its retail
                        store in the Premises so long as such alterations,
                        additions, improvements and changes are non-structural
                        and do not interfere with or otherwise affect any
                        heating, ventilating, air conditioning, plumbing,
                        security, fire detection and protection or utility
                        systems except those installed by Tenant or exclusively
                        serving the Premises. All such permitted alterations,
                        additions, improvements and changes in the Premises
                        shall be at Tenant's expense and shall conform to all
                        specifications set forth in Exhibit b and comply with
                        all insurance requirements and with applicable
                        governmental laws, and shall conform to all
                        specifications set forth in Exhibit B and comply with
                        all insurance requirements and with applicable
                        governmental laws, statutes, ordinances, rules and
                        regulations. Tenant shall be responsible for and shall
                        pay to Landlord, as additional rent, the entire amount
                        of any real estate taxes attributable to any
                        alterations, additions or improvements made by Tenant
                        pursuant to this Section. All such alterations,
                        additions, improvements and changes shall become upon
                        completion the property of the Landlord, unless
                        otherwise agreed to in writing by the Landlord.

Loss and Damage to      Landlord shall not be liable for any damages to property
Tenant's Property       of Tenant or of others located on the Premises, or for
                        the loss or damage to any property of Tenant or of
                        others by theft or otherwise. All property of tenant
                        kept or stored on the Premises shall be so kept or
                        stored by the risk of Tenant only, and Tenant shall hold
                        Landlord harmless from any claims arising out of damage
                        to the same, including subrogation claims by Tenant's
                        insurance carrier, unless such damage shall be caused by
                        the willful act or gross neglect of the Landlord.

                                          SECTION 12 Condemnation

All of Premises         If the whole of the Premises shall be taken or condemned
Taken:                  either permanently or temporarily for any public or
                        quasi-public use or purpose by any competent authority
                        in appropriation proceedings or by any right of eminent
                        domain or by agreement or conveyance in lieu thereof
                        (each of the foregoing being hereinafter referred to as
                        "Condemnation"), this Lease shall terminate as of the
                        day before the date of such taking, and Tenant shall pay
                        rent and perform all of its other obligations under this
                        Lease up to such date with a proportionate refund by
                        Landlord of any rent which shall have been paid in
                        advance for periods subsequent to such date.

Less Than All of        If less than all but more than twenty-five percent of
Premises Taken:         the Leasable Space in the Premises is taken by
                        Condemnation, or if (regardless of the percentage of
                        Leasable Space in the Premises which is taken) the
                        remainder of the Premises cannot be used for Tenant's
                        continued use or occupancy for Tenant's business, in the
                        reasonable judgment of Landlord, then in either such
                        event Landlord or Tenant shall each have the right to
                        terminate this Lease upon notice to the other party
                        within sixty days after possession is taken by such
                        Condemnation. If this Lease is so terminated, it shall
                        terminate as of the day before the day of such taking,
                        and Tenant shall pay rent and perform all of its other
                        obligations under this Lease up to such date with a
                        proportionate refund by Landlord of any rent which shall
                        have been paid in advance for periods subsequent to such
                        date. If this Lease is not so terminated, it shall
                        terminate only with respect to the parts

                        of the Premises so taken as of the date possession shall be taken by such authority, and Tenant shall pay rent up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to such date. Thereafter, the Minimum
                        Rent and Estimated Charges shall be reduced in direct proportion to the amount of Leasable Space of the Premises taken, and Landlord agrees, at Landlord's cost and expense, as soon as reasonably possible to restore the remainder of the Premises to a complete unit of similar quality and character as the condemnation award received by Landlord (less all expenses, costs and legal fees incurred by Landlord in connection with such award) multiplied by a fraction the numerator of which is the number of square feet of Leasable Space in the Premises so taken and the denominator of which is the number of square feet of Leasable Space in the Shopping Center so taken will allow.

Shopping Center         If any part of the Shopping Center is taken by
Taken:                  Condemnation so as to render, in Landlord's sole
                        judgment, the remainder unsuitable for use as a retail
                        shopping center, Landlord shall have the right to
                        terminate this Lease upon notice to Tenant within 120
                        days after possession is taken by such Condemnation. If
                        Landlord so terminates this Lease, it shall terminate as
                        of the day before the day of such taking, by the
                        condemning authority, and Tenant shall pay rent and
                        perform all of its other obligations under this Lease up
                        to such date with a proportionate refund by Landlord of
                        any rent which shall have been paid in advance for
                        periods subsequent to such date.

Ownership of Award:     As between Landlord and Tenant, all damages
                        for any Condemnation of all or any part of the Shopping
                        Center, including without limitation all damages as
                        compensation for diminution in value of the leasehold,
                        reversion and fee of the Premises, and the Tenant
                        Improvements, shall belong to the Landlord without any
                        deduction therefrom for any present or future estate of
                        Tenant, and Tenant hereby assigns to Landlord all its
                        right, title and interest to any such award. Although
                        all damages in the event of any Condemnation are to
                        belong to Landlord, whether such damages are awarded as
                        compensation for diminution in value of the leasehold,
                        reversion or fee of the Premises, or the Tenant
                        Improvements, Tenant shall have the right to claim and
                        recover from the condemning authority, but not from
                        Landlord, such compensation as may be separately awarded
                        or recoverable by Tenant in Tenant's business by reason
                        of the Condemnation and for or on account of any cost or
                        loss which Tenant might incur in removing Tenant's
                        merchandise, furniture and fixtures, provided that the
                        effect of such award is not to reduce the award
                        otherwise payable to Landlord.

                                      SECTION 13 Insurance

Insurance to be         Tenant shall maintain throughout the Term, at its
Provided by Tenant:     expense, insurance of the following character: (a)
                        casualty insurance against loss or damage by fire and
                        other risks from time to time included under "extended
                        coverage" policies with endorsements for vandalism and
                        malicious mischief, in the amount of the full
                        replacement cost of all Tenant Improvements, furniture,
                        trade fixtures, equipment, merchandise and all other
                        items of Tenant's property on the Premises; (b)
                        insurance against loss or damage to plate glass in or on
                        the Premises; (c) business interruption insurance
                        insuring that the monthly Minimum Rent and all other
                        payments due under this Lease will be paid for a period
                        of up to one year if the Premises are destroyed or
                        rendered inaccessible by a risk insured under (a) above;
                        (d) if the Permitted uses include sale and/or serving of
                        alcoholic beverages, insurance covering any claims
                        arising under applicable law relating to said uses which
                        could be asserted against Landlord, Tenant or the
                        Premises; (e) worker's compensation insurance in amounts
                        required by applicable law covering all personnel
                        employed in connection with any work done on or about
                        the Premises; (f) a policy of comprehensive, all risk
                        public liability insurance insuring Landlord and Tenant
                        against any liability arising out of the ownership, use,
                        occupancy or maintenance of the Premises and all areas
                        appurtenant thereto with initial basic limits of not
                        less than $500,000 for injury or death of one person in
                        any one accident or occurrence and with basic limits of
                        not less than $1,000,000 for injury or death of more
                        than one person in any one accident or occurrence. Such
                        insurance shall further initially insure Landlord and
                        Tenant against liability for property damage of not less
                        than $100,000 and not less than $100,000 for fire legal
                        liability; (g) such other insurance on the Premises in
                        such amounts and against such other insurable hazards
                        which at the time are commonly obtained in the case of
                        property similar to the Premises. In addition, Tenant
                        shall maintain throughout the Term, as its expense, a
                        standard umbrella insurance policy with initial limits
                        of $1,000,000. The limit of any of the insurance
                        required by this Section shall not limit the liability
                        of Tenant. Tenant may provide this insurance under a
                        blanket policy, provided that said insurance shall have
                        a Landlord's protective liability endorsement attached
                        thereto. The limits of all insurance required herein
                        shall be increased from

                        time to time to reflect the increase in the consumer price index and as required by good business practice.

General Insurance       Each policy of insurance referred to in the preceding
Requirements:           paragraph shall be issued by companies of recognized
                        financial standing authorized to issue such insurance in
                        the state where the Premises are located, shall name as
                        the insured parties thereunder Landlord (including its
                        agent and other parties designated by Landlord) and
                        Tenant, as their interests may appear, and shall be
                        written as a primary policy which contains agreement by
                        the insurer that it will not cancel or fail to renew or
                        amend such policy or reduce the coverage thereunder
                        except after thirty days' prior written notice to
                        landlord and that any loss otherwise payable thereunder
                        shall be payable notwithstanding any act or negligence
                        of Tenant which might, absent such agreement, result in
                        a forfeiture of all or part of such insurance payment
                        and notwithstanding (a) the occupation or use of the
                        Premises for purposes more hazardous than permitted by
                        the terms of such policy; 9b) any foreclosure or other
                        action or proceeding taken by any mortgagee of the
                        Premises; or (c) any change in title of ownership of the
                        Premises. On or prior to the Commencement date, Tenant
                        shall deliver to Landlord certificates of the insurers,
                        evidencing all of the insurance which is required to be
                        maintained by Tenant hereunder together with evidence of
                        the payment of all premium therefore, and Tenant shall,
                        within thirty days prior to the expiration of any such
                        insurance, deliver other certificates of the insurers
                        evidencing the renewal or replacement of such insurance
                        together with evidence of the payment of all premiums
                        therefore. Should Tenant fail to maintain or renew any
                        insurance provided for in this Section, or to pay the
                        premium therefor, or to deliver to Landlord any of such
                        certificates, then and in any of said events, Landlord,
                        at its option, but without obligation to do so, may
                        procure such insurance, and any sums so expended by
                        Landlord (together with Landlord's reasonable
                        administrative expense in procuring such insurance)
                        shall be additional rent hereunder and shall be paid by
                        Tenant to Landlord on the first day of the month next
                        following the date on which such expenditure is made by
                        Landlord. If Tenant fails to furnish Landlord with a
                        copy of certificate of any insurance policy required to
                        be furnished by Tenant to Landlord when due, and such
                        failure continues for ten (10) days after written notice
                        from Landlord, Landlord may assess and collect a minimum
                        administrative fee of Ten and No/100 Dollars ($10.00)
                        for each day said policy or certificate has not been
                        received in the office of Landlord at the close of each
                        business day and such fee shall be considered as
                        additional rent hereunder and shall be in addition to
                        all other remedies hereunder.

Waiver of Claims:       Landlord and Landlord's agent and employers shall not be
                        liable for and Tenant waives all claims for damages to
                        person or property sustained by Tenant or any party
                        claiming through Tenant resulting from any accident or
                        occurrence in or upon the Premises, the building of
                        which they shall be a part, or the Shopping Center,
                        including but not limited to such claims for damage
                        resulting from: (i) any equipment or appurtenances
                        becoming out of repair; (ii) Landlord's failure to keep
                        the Shopping Center, said building of the Premises in
                        repair; (iii) injury done or occasioned by wind,
                        settling, earth movement or other natural causes; (iv)
                        any defect in or failure of plumbing, heating, or air
                        conditioning equipment, electric wiring of installation
                        thereof, gas, water, steam pipes, stairs, porches,
                        railings or walks; (v) broker glass, the backing up of
                        any water or sewer pipe or downspout; the bursting,
                        leaking or running of any tank, tub, washstand, water
                        closet, waste or water pipe, drain or any other pipe or
                        tank through the roof, skylight, trapdoor, stairs,
                        walks, Common Area or any other place upon or near such
                        building or the Premises or otherwise; (vii) the failing
                        of any fixtures, plaster, stucco or the like; and (viii)
                        any act, commission, or negligence of co-tenants or of
                        other persons or occupants of the Shopping Center.

                                  SECTION 14 Damage or Destruction

Destruction of          In the event that the Premises are totally or partially
Premises:               damaged or destroyed or destroyed by fire or other
                        casualty or occurrence covered by insurance, the damage
                        shall be repaired and the Premises restored to the same
                        condition as they were in immediately before such damage
                        or destruction by Landlord at Landlord's expense to the
                        extent of insurance recovery. If such damage results
                        from a cause not insured, or the cost of repair of
                        restoration exceeds the amount of insurance proceeds
                        received by Landlord and available for restoration of
                        the Premises, Landlord may elect to either repair or
                        restore the Premises or to terminate this Lease upon
                        giving notice of such election in writing to Tenant
                        within thirty days after the occurrence of the event
                        causing the damage; provided that if Landlord elects to
                        terminate this Lease, Tenant may, within thirty days
                        after receiving Landlord's notice to terminate, elect to
                        pay to Landlord at the time Tenant notifies Landlord of
                        such election the difference between the amount of
                        insurance proceeds and the cost of repair and
                        restoration, in which case Landlord shall repair and
                        restore the Premises as aforesaid and shall provide
                        Tenant with satisfactory evidence that all sums
                        contributed by

                        Tenant as provided in this Section have been expended by Landlord in paying the cost of such repair and restoration; provided further that if Tenant does not give Landlord notice of such election, this Lease shall terminate upon the expiration and said thirty-day period. If Landlord is required or elects to rebuild as herein provided, Landlord shall rebuild with due diligence and in any event within 270 days after the casualty (subject to causes of the type set forth in Section 4 and delays in the adjustment of insurance) only that part of the Premises originally provided by Landlord at its expense pursuant hereto, and Landlord shall have no responsibility to rebuild or restore any portion of the Premises constructed by Tenant at its expense. If the casualty or the repairing or rebuilding shall render the Premises untenantable in whole or in part, a proportionate abatement of the Minimum Rent shall be allowed from the date when the damage occurred until the date when the Premises have been restored by Landlord, said proportion to be computed on the basis of the relation which the square foot leasable area of the portion of the Premises rendered untenantable and not occupied by Tenant bears to the aggregate square foot leasable area of the Premises.

Destruction of          In the event that fifty percent (50%) or more of the
Shopping Center:        Leasable Space of the buildings in the Shopping Center
                        of which the Premises are a part shall be damaged or
                        destroyed by fire or other cause, notwithstanding that
                        the Premises may be unaffected by such fire or other
                        cause, Landlord may terminate this Lease and the tenancy
                        hereby created by giving to Tenant thirty days' prior
                        written notice of Landlord's election to terminate,
                        which notice shall be given, if at all, within the sixty
                        (60) days following the date of said occurrence.

                              SECTON 15 Assignment, Subletting and Encumbrance

Assignment and          Tenant shall not assign this Lease or any interest
Subletting:             therein, whether voluntarily, involuntarily or by
                        operation of law, or sublet the Premises or any portion
                        thereof, without the prior written consent of Landlord,
                        which consent may be granted or withheld in the sole
                        discretion of Landlord, and no permitted assignment or
                        subletting shall relieve Tenant of Tenant's covenants
                        and agreements hereunder. The consent of Landlord to any
                        one assignment pursuant hereto shall not be deemed to be
                        a waiver of the provisions of this Section with respect
                        to any subsequent assignments or subleases. Each such
                        permitted sublease shall expressly be made subject to
                        the provisions of this Lease. If Tenant assigns any of
                        its rights and interests under this Lease, the assignee
                        under such assignment shall expressly assume all of the
                        obligations of Tenant hereunder in a written instrument
                        satisfactory to Landlord at the time of such assignment.
                        No assignment or sublease shall impose any obligations
                        on Landlord or otherwise affect any of the rights of
                        Landlord under this Lease nor shall it affect or reduce
                        any of the obligations of Tenant hereunder, and all such
                        obligations shall continue in full effect as obligations
                        of a principal and not as obligations of a guarantor or
                        surety to the same extent as though no assignment of
                        subletting had been made. In the event Tenant shall
                        assign this Lease or sublease the Premises for rent or
                        other consideration in excess of the rent payable
                        hereunder, Landlord shall receive all such excess rent
                        or other consideration as additional rent hereunder. The
                        assignee or sublessee shall be required to make all
                        payments due to Landlord and Landlord shall thereafter,
                        in a prompt manner, remit to Tenant any amounts that may
                        be due Tenant. Tenant shall, concurrently with the
                        execution and delivery of any such permitted assignment
                        or sublease, deliver a duplicate original thereof to
                        Landlord. A change in the beneficial or record ownership
                        of any class of capital stock of Tenant, a transfer of
                        partnership interests of the beneficial interest in
                        Tenant and a sale of substantially all of the
                        merchandise on the Premises to one purchaser shall be
                        treated as and deemed to be an event of assignment of
                        this Lease within the foregoing provisions of this
                        Section, if the effect of same shall be to result in a
                        change in management or control of Tenant which shall be
                        subject to the terms hereof. The Tenant shall pay
                        Landlord a minimum administrative fee of Five Hundred
                        and No/100 Dollars ($500.00) plus reasonable attorney's
                        fees for each proposed sublease or assignment of this
                        Lease. Upon any proposed sublease or assignment by
                        Tenant or its successor(s) which is not approved by
                        Landlord, the Landlord shall have the right to
                        unilaterally terminate this Lease within fifteen (15)
                        days of the proposed sublease or assignment.

Criteria for            The Landlord has retained the prior right of consent to
Assignment an           proposed assignment or sublease for several d
Subletting:             substantial business and equity reasons which were
                        considerations for this Lease, including, without
                        limitation, the fact that the success and continuation
                        thereof of the Shopping Center is directly related to
                        the use and operation of each particular store in the
                        concept of the overall and integrated merchandising
                        scheme of the Shopping Center, the obligations of
                        Landlord owed to mortgagees, major tenants, other nearby
                        shopping centers and the public; the direct economic
                        benefits to be derived to Landlord in the form

                        of Percentage Rent based upon Gross Sales; and the reputation and expertise of Tenant. In evaluating and determining whether or not to consent to a requested assignment or sublease of the Premises by Tenant, Landlord must be satisfied in its sole reasonable determination that the criteria elements set forth above must continue to be satisfied and the Landlord must receive adequate assurance of (i) the financial condition and stability of the proposed assignee, sublessee or subtenant ("assignee"); (ii) the reputation and expertise of the assignee; (iii) the ability and likelihood of payment by assignee of all rents and other amounts due hereunder; (iv) assignee's ability including the expectation of Percentage Rate in amounts no less than that previously received from Tenant and expected to be received in the future based upon increased reasonable sales projection, and such other assurances as Landlord requires.

Encumbrances:           Neither this Lease nor the Term shall be mortgaged,
                        pledged or encumbered by Tenant, nor shall Tenant
                        mortgage, pledge or encumber the interest of Tenant in
                        and to any sublease of the Premises or the rental
                        payable thereunder, without the prior written consent of
                        Landlord, which consent may be granted or withheld in
                        the sole discretion of Landlord, and Tenant shall not
                        allow or permit any transfer of this Lease or any
                        interest hereunder by operation of law. Any such
                        mortgage, pledge, encumbrance, sublease, assignment or
                        transfer made in violation of this Section shall be
                        void.

                                     SECTION 16 Default

Events of Default:      Any of the following occurrences or acts shall
                        constitute an event of default under this Lease:

                        (a) If Tenant, at any time during Term, shall (i) fail to make any payment of rent, additional rent or other sum herein required to be paid by Tenant for a period of five days after delivery of Landlord of written notice to Tenant that any such payment has become due; or (ii) fail to pay rent, additional rent or other sums herein required to be paid by Tenant when due on two or more occasions during any twelve-month period; or (iii) fail to cure, immediately after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease; or (iv) fail to observe or perform any of the covenants in respect to assignment, subletting and encumbrance set forth in
                        Section 15; or (v) fail to remove any liens attached to the Premises for a period of ten (10) days after notice by Landlord; or (vi) fail to observe or perform any other provision hereof for thirty days after Landlord shall have delivered to Tenant written notice of such failure provided that in the case of any default referred to in this clause (vi) which cannot be cured by the payment of money and cannot with diligence be cured within such thirty-day period, if Tenant shall commence, to cure the same within such thirty-day period and thereafter shall prosecute the curing of same with diligence and continuity, then the time within which such failure may be cured shall be extended for such period not to exceed sixty days as may be necessary to complete the curing of the same with diligence and continuity; or

                        (b) to the full extent permissible under the Bankruptcy
                        Reform Act of 1978, or any successor thereto, (i) if Tenant or any Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall to be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as thy become due, or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty days after the filing thereof; or
                        (ii) if a receiver, trustee or liquidator of Tenant or any Guarantor of all or substantially all of the assets of Tenant or any Guarantor of the Premises or any portion thereof shall be appointed in any proceeding brought by or against Tenant or any Guarantor and shall not be discharged within thirty days after such appointment, or if Tenant or any Guarantor shall consent to or acquiesce in such appointment; or

                        (c) if the Tenant, without prior notice and Landlord's consent, transfers a substantial part of Tenant's furnishings, fixtures, merchandise, equipment, operations, business or personnel from Premises, or is in the process of so transferring, the Tenant shall be deemed to have abandoned the Premises, or to be in the process of abandoning the Premises, and in either case, in addition to all remedies under this Section 16, Landlord shall have the right to take any lawful action to preserve its security, including, but not limited to, the implementation of the remedies set forth in Sections
                        11 and 16 of this Lease immediately and without notice;
                        or

                        (d) if Tenant fails to carry on its business at the Premises for a period of five consecutive business days;
                        or

                        (e) if Tenant fails to take possession of the Premises within ten (10) days after possession is tendered by Landlord, or fails to submit plans or other information regarding the Tenant improvements for Landlord's approval or to commence and complete construction of the Tenant Improvements to be constructed by Tenant when and as required by the provisions of this Lease and open its business therein promptly upon such completion.

Right to Terminate:     If an event of default shall have occurred, or with the
                        passage of time or the giving of notice would have
                        occurred, Landlord shall have the right at its election,
                        then or at any time thereafter, to give Tenant written
                        notice of Landlord's election to terminate this Lease on
                        a date specified in such notice. Upon the giving of such
                        notice, this Lease and estate hereby granted shall
                        expire and terminate on such date as fully and
                        completely and with the same effect as if such date were
                        the date hereinbefore fixed for the expiration of the
                        Term, and all rights of the Tenant hereunder shall
                        expire and terminate, but Tenant shall remain liable as
                        hereinafter provided. In the event the Tenant files any
                        bankruptcy proceeding, or any bankruptcy proceeding is
                        filed against the Tenant under the laws of the United
                        States, the Tenant shall elect (and shall make every
                        reasonable effort to cause the Trustee to elect) within
                        ten days of the entry of the Order of Relief whether to
                        accept or reject the terms of this Lease and perform the
                        same.

Right of Re-Entry:      If any event of default shall have occurred, or with the
                        passage of time or the giving of notice would have
                        occurred, Landlord shall have the immediate right,
                        whether or not this Lease shall have been terminated
                        pursuant to this Section 16, to re-enter and repossess
                        the Premises or any part thereof by force, summary
                        proceedings, ejectment or otherwise with the right to
                        remove all persons and property therefrom. Landlord
                        shall be under no liability for or by reason of any such
                        entry, repossession or removal. No such re-entry or
                        taking of possession of the Premises by Landlord shall
                        be construed as an election of Landlord's part to
                        terminate this Lease unless a written notice of such
                        election be given to Tenant pursuant to this Section 16
                        or unless the termination of this Lease be decreed by a
                        court of competent jurisdiction.

Right to Relet:         At any time or from time to time after the repossession
                        of the Premises or any part thereof pursuant to this
                        Section 16, whether or not this Lease shall have been
                        terminated pursuant to this Section 16, Landlord may
                        (but shall be under to obligation to) relet the Premises
                        or any other part thereof for the account of Tenant, in
                        the name of Tenant or landlord or otherwise, without
                        notice to Tenant, for such term or terms (which may be
                        greater or less than the which period would otherwise
                        have constituted the balance of the Term) and on such
                        conditions (which may include concessions or free rent)
                        and for uses as Landlord, in its absolute discretion,
                        and determine, and Landlord may collect and receive any
                        rents payable by reason of such reletting. Landlord
                        shall not be responsible or liable for any failure to
                        collect any rent due upon such reletting.

Tenant to Remain        No expiration or termination of this Lease pursuant to
Liable:                 this Section 16, by operation of law or otherwise, and
                        no repossession of the Premises or any part thereof
                        pursuant to this Section 16 or otherwise, and no
                        reletting of the Premises or any part thereof pursuant
                        to or any part thereof pursuant to this Section 16,
                        shall relieve Tenant of its liabilities and obligations
                        hereunder, all of which shall survive such expiration,
                        termination, repossession or reletting.

Current Damages:        In the event of any expiration or termination of this
                        Lease or repossession of the Premises or any part
                        thereof by reason of the occurrence of an event of
                        default, Tenant will pay to Landlord the rent,
                        additional rent and other sums required to be paid by
                        the Tenant for the period to and including the date of
                        such expiration, termination or repossession, and,
                        thereafter until the end of what would have been the
                        Term in the absence of such expiration, termination or
                        repossession, and whether or not the Premises or any
                        part thereof shall have been relet, Tenant shall be
                        liable to Landlord for, and shall pay to Landlord, as
                        liquidated and agreed current damages the rent,
                        additional rent and other sums which would be payable
                        under this Lease by Tenant in the absence of such
                        expiration, termination or repossession, less the net
                        proceeds, if any, of any reletting effected for the
                        account of Tenant pursuant to this Section 16, after
                        deducting from such proceeds all of Landlord's expenses
                        reasonably incurred in connection with such reletting
                        (including, without limitation, all repossession costs,
                        brokerage commissions, legal expenses, attorney's fees,
                        employee expenses, alteration costs and expenses of
                        preparation for such reletting). Tenant will pay such
                        current damages on the days on which rent would have
                        been payable under this Lease in the absence of such
                        expiration, termination or repossession, and Landlord
                        shall be entitled to recover the same from Tenant on
                        each such day.

Final Damages:          At any time after any such expiration or termination of
                        this Lease or repossession of the Premises or any
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
                        part thereof by reason of the occurrence of an event of
                        default, whether or not Landlord shall have collected
                        ant current damages pursuant to this Section 16,
                        Landlord shall be entitled to recover from Tenant, and
                        Tenant will pay to Landlord on demand, as and for
                        liquidated and agreed final damages for Tenant's default
                        and in lieu of all current damages beyond the date of
                        such demand (it being agreed that it would be
                        impracticable or extremely difficult to fix the actual
                        damages), a lump sum payment equal to the excess, if
                        any, of (a) the rent, additional rent and other sums
                        which would be payable under this Lease from the date of
                        such demand (or, if it be earlier, the date to which
                        Tenant shall have satisfied in full its obligations
                        under this Section 16 to pay current damages) for what
                        would be the then unexpired Term in the absence of such
                        expiration, termination or repossession, discounted to
                        present worth at an assumed interest rate of 5% per
                        annum, compounded annually over (b) the then net rental
                        value of the Premises discounted to present worth at an
                        assumed interest rate of 5% per annum, compounded
                        annually for the same period. Rental value shall be
                        established by reference to the terms and conditions
                        upon which Landlord relets the Premises if such
                        reletting is accomplished within a reasonable period of
                        time after such expiration, termination or repossession,
                        and otherwise established on the basis of Landlord's
                        estimated and assumptions of fact regarding market and
                        other relevant circumstances, which shall govern unless
                        shown to be erroneous by a court of competent
                        jurisdiction. If any statute or rule of law shall
                        validly limit the amount of such liquidated final
                        damages to less than the amount above agreed upon,
                        Landlord shall be entitled to the maximum amount
                        allowable under such statute or rule of law.

Event of                An "Event of Bankruptcy" means filing of a voluntary
Bankruptcy Defined:     petition by Tenant, or the entry of an order for relief
                        against Tenant, under Chapter 7, 11, or 13 of the
                        Bankruptcy Code (or the conversion to Chapter 11 or 13
                        proceeding of a proceeding that is filed by or against
                        Tenant under any other chapter of the Bankruptcy Code).
                        The parties hereto agree that the following provisions
                        of this section are and shall be deemed to be
                        commercially reasonable.

Assumption of           If an Event of Bankruptcy occurs, the trustee of
Lease:                  Tenant's bankruptcy estate, or Tenant as
                        debtor-in-possession, may assume the Lease, and may
                        subsequently assign the Lease, only if it: (i) files a
                        timely motion to assume in the appropriate court; (ii)
                        cures all monetary defaults within 10 days of date of
                        assumption and nonmonetary defaults within 60 days;
                        (iii) compensates Landlord for all pecuniary losses as a
                        result of the default of Tenant, trustee or
                        debtor-in-possession; (iv) provides Landlord with
                        Adequate Assurance of Future Performance as defined
                        herein within 60 days after the date of the filing of
                        the voluntary petition, the entry of the order for
                        relief or the date of conversion (or such additional
                        time as a court of competent jurisdiction may grant, for
                        cause, upon a motion made within the original 60-day
                        period); and (v) delivers to Landlord a written
                        statement that the conditions described herein have been
                        satisfied.

Adequate Assurance:     (a) For purposes only of Assumption of Lease above and
                        in addition to any other requirements under the
                        bankruptcy Code, any future federal bankruptcy law and
                        applicable case law, "Adequate Assurance" means at least
                        entering an order segregating sufficient cash to pay
                        Landlord as described above, and granting Landlord a
                        valid first lien and security interest in a form
                        acceptable to Landlord, in Tenant's property or
                        bankruptcy estate in order to secure the trustee's or
                        debtor-in-possession's obligations to cure defaults as
                        described herein.

                        (b) Adequate Assurance of Future Performance - For
                        purposes only of Assumption of the Lease provisions
                        above, and in addition to any other requirements under
                        the Bankruptcy Code, any future federal bankruptcy law
                        and applicable case law, "Adequate Assurance of Future
                        Performance" means at least: (i) the trustee or
                        debtor-in-possession depositing with Landlord, as
                        security for the timely payment of rent and other
                        monetary obligations, an amount equal to the amount of
                        two (2) months' Minimum Rent and one-sixth (1/6) of
                        Tenant's annual obligation under the Lease for the
                        immediately proceeding twelve (12) months for Common
                        Area Maintenance costs, Real Estate Tax payments,
                        insurance costs, promotional funds and similar charges;
                        (ii) the trustee or the debtor-in-possession providing
                        adequate assurance of the source of the rent and other
                        consideration due under the Lease; (iii) the trustee or
                        the debtor-in-possession providing adequate assurance
                        that the Percentage Rent due under the Lease will not
                        decline substantially; and (iv) Tenant's bankrupt estate
                        and the trustee or debtor-in-possession providing
                        adequate assurance that the bankrupt estate (and any
                        successor after the conclusion of the Tenant's
                        bankruptcy proceedings) will continue to have sufficient
                        unencumbered assets after the payment of all secured
                        obligations and administrative expenses to assure
                        Landlord that the bankruptcy estate (and any successor
                        after the conclusion of Tenant's bankruptcy proceedings)
                        will have sufficient funds to fulfill tenant's
                        obligations under the Lease and to keep the Premises
                        stocked with Merchandise and properly staffed with
                        sufficient
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
                        employees to conduct a fully-operational, actively
                        promoted business on the Premises, and as set forth in
                        the Lease.

Assignment of           (a) General - If the trustee or the debtor-in-possession
Lease after Event       assumes the Lease under Assumption of Lease above and
of Bankruptcy:          applicable bankruptcy law, it may assign its interest in
                        this Lease only if the proposed assignee first provides
                        Landlord with Adequate Assurance of Future Performance
                        of Assignee (see subparagraph (b) below) of all of
                        Tenant's obligations under the Lease and if Landlord
                        determines, in the exercise of its reasonable business
                        judgment, that the assignment of the Lease will not (i)
                        breach any other lease, mortgage, financing agreement,
                        or other agreement relating to the Shopping Center by
                        which Landlord is bound (and Landlord is not required to
                        obtain consents or waivers from any third party required
                        under any lease, mortgage, financing agreement, or other
                        agreement by which Landlord is bound); or (ii) disrupt
                        the tenant mix of the Shopping Center or any other
                        attempt by Landlord to provide a specific variety of
                        retail stores therein that, in landlord's reasonable
                        business judgment, would be most beneficial to all of
                        the tenants of the Shopping Center and would enhance its
                        image, reputation, and profitability.

                        (b) Adequate Assurance of Future Performance of Assignee
                        - For purposes only of subparagraph (a) above, and in addition to any other requirements under the Bankruptcy
                        Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance of Assignee" means at least the satisfaction of the following conditions: (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under the Lease; (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee
                        (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of credit worthiest; and (iii) the proposed assignee submitting written evidence, satisfactory to Landlord in the exercise of its reasonable business judgment, of substantial retailing experience in shopping centers of comparable size to the Shopping Center and in the sale of merchandise and services permitted under the Lease.

Rights Cumulative       No right or remedy herein conferred upon or reserved to
Non-Waiver:             Landlord or Tenant is intended to be exclusive of any
                        other right or remedy, and each and every right and
                        remedy shall be cumulative and in addition to any other
                        right or remedy given hereunder or now and hereafter
                        existing at law or in equity or by statute. The failure
                        of Landlord or Tenant to insist at any time upon the
                        strict performance of any covenant or agreement or to
                        exercise any option, right, power or remedy contained in
                        this Lease shall not be construed as a waiver or
                        relinquishment thereof for the future. The receipt by
                        Landlord of any rent, additional rent or any other sum
                        payable hereunder with knowledge of the breach of any
                        covenant or agreement contained in this Lease shall not
                        be deemed a waiver of such breach, and no waiver of any
                        provision of this Lease shall be deemed to have been
                        made unless expressed in writing and signed by Landlord
                        or Tenant. In addition to other remedies provided in
                        this Lease, Landlord or Tenant shall be entitled, to the
                        extent permitted by applicable law, to injunctive relief
                        in case of the violation, or attempted or threatened
                        violation, of any of the covenants, agreements,
                        conditions or provisions of this Lease, or to a decree
                        compelling performance of this Lease, or to any other
                        remedy allowed to Landlord or Tenant at law or in
                        equity.

Legal Expenses:         In the event Tenant shall be in default in the
                        performance of any of its obligations under this Lease,
                        or with the passage of time or the giving of notice
                        would be in default, and an action shall be brought for
                        the enforcement thereof in which it shall be finally and
                        with no further appeal determined that Tenant was in
                        default, the Tenant shall pay to Landlord all attorney's
                        fees and litigation expense incurred or paid by Landlord
                        in connection therewith. In the event Landlord shall,
                        without fault on its part, be made a party to any
                        litigation commenced against tenant, if Tenant, at its
                        expense, shall fail to provide Landlord with counsel
                        approved by Landlord, tenant shall pay as additional
                        rent all costs and attorney's fees incurred or paid by
                        Landlord in connection with such litigation or proposed
                        litigation.

Landlord's Right        Landlord may, but shall not be obligated to, cure any
to Cure:                default by Tenant after complying with the notice to
                        provisions herein set forth (but such notice provisions
                        shall not apply in the case of an emergency), and
                        whenever Landlord so elects, all costs and expenses paid
                        or incurred by Landlord in curing such default,
                        including without limitation reasonable attorney's fees,
                        shall be considered as additional rent due on demand
                        with interest as provided in Section 3.

Default by Landlord:    Landlord shall not be in default unless Landlord fails
                        to perform obligations required of Landlord within a
                        reasonable time, but in no event earlier than thirty
                        (30) days aft3er written notice by Tenant to Landlord
                        and to the holder of any first mortgage or deed of trust
                        covering the Premises whose name and address shall
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                        have theretofore been furnished to Tenant in writing,
                        specifying wherein Landlord has failed to perform such
                        obligation; provided, however, that if the nature of
                        Landlord's obligation is such that more than thirty (30)
                        days are required for performance then Landlord shall
                        not be in default if Landlord commences performance
                        within such thirty (30) day period and thereafter
                        diligently prosecutes the same to completion. In no
                        event shall Tenant have the right to terminate this
                        Lease as a result of Landlord's default and Tenant's
                        remedies shall be limited to actual damages and in no
                        event shall Landlord ever have any liability or
                        responsibility whatever for any consequential or
                        indirect damages, whether proximately or remotely
                        related to a default by Landlord. The Landlord shall be
                        liable for the performance of its obligations hereunder
                        only to the extent of Landlord's equity in the Premises
                        and the respective owner or partners of Landlord, their
                        heirs, personal representatives, successors and assigns,
                        shall not be personally liable.

                        Landlord's default shall be waived by Tenant if Tenant fails to provide Landlord with written notice of such default within fifteen (15) days of such failure by Landlord to perform any obligations required of Landlord within this Lease.

Mitigation of           (a) Commercially Reasonable Efforts. Both Landlord and
Damages:                Tenant shall each use commercially reasonable efforts to
                        mitigate any damages resulting from a default of the
                        other party under this Lease.

                        (b) Criteria for Substitute Tenant. Landlord's obligation to mitigate damages after a default by Tenant under this Lease that results in Landlord regaining possession of all or part of the Premises shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (i) Landlord shall have no obligation to entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant; (ii) Landlord shall not be obligated to offer the Premises to any prospective tenant when other premises in the Shopping Center suitable for that prospective tenant's use are currently available, or will be available within the next six months; (iii) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar retail space in comparable shopping centers in the same market area as the Shopping Center; (iv)
                        Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under the Landlord's then current leasing policies for comparable space in the Shopping Center;
                        (v) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner; (vi) Landlord shall not be required to expend any amount of money to specially advertise, alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless Tenant pays any such sum to Landlord in advance of such actions (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant's default under this Lease); or Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any lease with such Substitute Tenant; (vii) Landlord shall not be obligated to enter into a lease with any Substitute
                        Tenant whose use would: (a) disrupt the tenant mix or balance of the Shopping Center; (b) violate any restriction, covenant or requirement contained in the lease of another tenant of the Shopping Center; (c) adversely affect the reputation of the Shopping Center;
                        or (d) be incompatible with the operation of the Shopping Center as a first-class shopping center.

                        (c) Mitigation Obligation Deemed Satisfied. Upon compliance with the above criteria regarding the reletting of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied
                        Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default; and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this clause.

                        (d) Tenant's Mitigation Responsibility. Tenant's rights
                        to seek damages from Landlord as a result of a default
                        by Landlord, if allowed under this Lease, shall be
                        conditioned on Tenant taking all actions reasonably
                        required, under the circumstances, to minimize any loss
                        or damage to Tenant's property or
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                        business, or to any of Tenant's officers, employees,
                        agents, invitees, or other third parties that may be
                        caused by any such default of Landlord.

         SECTION 17 Estoppel Certificates, Subordination, Mortgagee Protection

Estoppel                Within ten (10) days after request therefor by Landlord,
Certificate:            Tenant agrees to execute and deliver a certificate in
                        the form presented by Landlord to any proposed mortgagee
                        or purchaser of the Premises, or to Landlord, certifying
                        (if such be the case) to matters requested by Landlord
                        including without limitation the following: (a) that
                        Tenant is in full and complete possession of the
                        Premises, such possession having been delivered by
                        Landlord or its predecessor and accepted by Tenant; (b)
                        that any improvements required to be furnished by
                        Landlord by the terms of this Lese have been completed
                        in all respects to the satisfaction of the Tenant; (c)
                        that this Lease is in full force and effect and has not
                        been amended, modified, supplemented or superseded
                        except as specifically noted; (d) that there is no
                        existing default on the part of Landlord in the
                        performance of any covenant, agreement or condition
                        contained in this Lease to be performed by Landlord; (e)
                        that the Tenant does not have any actual or pending
                        claim against the Landlord; (f) that no rents or other
                        charges have been prepaid by Tenant; and (g) that the
                        addressee of said certificate may rely on the
                        representations therein made; and certifying as to the
                        dates of commencement and termination of the Term, the
                        date on which rents commenced to accrue under this
                        Lease, and the date through which rents and other
                        charges hereunder have been paid. Failure of Tenant to
                        execute and deliver the requested certificate shall
                        constitute an event of default and Tenant agrees to pay
                        to Landlord as liquidated damages (and in addition to
                        all remedies available to Landlord under this Lease, at
                        law or in equity) $500.00 per day for each day Tenant
                        fails to so deliver such certificate to Landlord after
                        the expiration of the ten (10) day limit. Further, if
                        Tenant fails to execute any such certificate within said
                        ten (10) day period, Tenant hereby irrevocably appoints
                        Landlord as its attorney-in-fact, to execute such
                        instrument in Tenant's name.

Subordination/          The rights and interests of Tenant under this Lease
Superiority             shall be subject and subordinate to any mortgage, trust
                        deed or deed of trust that is or hereafter may be placed
                        upon the Shopping Center, or any part thereof containing
                        the Premises and to any and all advances to be made
                        thereunder and to the interest thereon and all renewals,
                        amendments, modifications, replacements and extensions
                        thereof, if the mortgagee or trustee or secured party
                        named in such mortgage, trust deed or deed of trust
                        shall elect to subject and subordinate the rights and
                        interests of Tenant under this Lease to the lien of its
                        mortgage, trust deed or deed of trust and shall agree by
                        instrument in writing to recognize this Lease in the
                        event of foreclosure, if and so long as Tenant is not in
                        default hereunder. Any mortgagee or trustee of the
                        Shopping Center or any part thereof containing the
                        Premises may elect to give certain rights and interests
                        of Tenant under this Lease priority over the lien of its
                        mortgage, trust deed or deed of trust. In the event of
                        either such election and upon notification by such
                        mortgagee or trustee of that effect, the rights and
                        interests of Tenant under this Lease shall be deemed to
                        be subordinate to or to have priority over, as the case
                        may be, the lien of said mortgage, trust deed, or deed
                        of trust whether this Lease is dated prior to or
                        subsequent to the date of said mortgage or trust deed.
                        Tenant shall, within ten (10) days following the request
                        of Landlord or such secured party, execute and deliver
                        whatever instruments may be required for such purpose.
                        Failure of Tenant to execute and deliver such
                        instruments shall constitute an event of default and
                        Tenant agrees to pay to Landlord as liquidated damages
                        (and in addition to all remedies available to Landlord
                        under this Lease, at law or in equity) $500.00 per day
                        for each day Tenant fails to so deliver such instruments
                        to Landlord after the expiration of the ten (10) day
                        limit. Further, if Tenant fails to execute any such
                        instruments within said ten (10) day period, Tenant
                        hereby irrevocably appoints Landlord as its
                        attorney-in-fact, to execute such instruments in
                        Tenant's name.

Mortgagee Protection:   Tenant agrees to give any mortgagee or trustee of trust
                        deed or deed of trust ("Mortgagee") of the Shopping
                        Center, by registered or certified mail, given at the
                        same time Tenant gives notice to Landlord, a copy of any
                        notice of default served upon the Landlord by Tenant,
                        provided that prior to such notice Tenant has been
                        notified in writing (by way of service on Tenant of a
                        copy of an Assignment of Rents and Leases, or otherwise)
                        of the address of such Mortgagee. Tenant further agrees
                        that if Landlord shall have failed to cure such default
                        within thirty (30) days after such notice to Landlord
                        (or if such default cannot be cured or corrected within
                        that time, then such
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                        additional time as may be necessary if Landlord has
                        commenced within such thirty (30) days and is diligently
                        pursuing the remedies or steps necessary to cure or
                        correct such default), then the Mortgagee shall have an
                        additional thirty (30) days within which to cure or
                        correct such default (or if such default cannot be cured
                        or corrected within that time, then such additional time
                        as may be necessary if such Mortgagee has commenced
                        within such thirty (30) days and is diligently pursuing
                        the remedies or steps necessary to cure or correct such
                        default, including without litigation commencement of
                        foreclosure proceedings if necessary to effect such a
                        cure). Tenant shall have no right to, and shall not,
                        terminate this Lease on account of Landlord's default
                        and Tenant's remedies shall be as set forth in Section
                        16. Should any prospective mortgagee require a
                        modification or modifications of this Lease, which
                        modification or modifications will not cause an
                        increased cost or expense to Tenant or in any other way
                        substantially change the rights and obligations of
                        Tenant hereunder, then, and in such event, Tenant agrees
                        that this Lease may be so modified and agrees to
                        promptly execute whatever documents are required
                        therefor and failure to do so shall constitute an event
                        of default.

                                   SECTION 18 Surrender and Holdover

Surrender:              Upon the expiration or earlier termination of this
                        Lease, Tenant shall peaceably leave and surrender the
                        Premises to Landlord broom-clean and otherwise in the
                        condition in which the Premises are required to be
                        maintained by the terms of this Lease. Tenant shall
                        surrender all keys for the Premises to Landlord at the
                        place then fixed for the payment of rent and shall
                        inform Landlord of all combinations on locks, safes, and
                        vaults, if any, in the Premises. Tenant shall, at its
                        expense, remove from the Premises on or prior to such
                        expiration or earlier termination all furnishings,
                        fixtures and equipment situated thereon (including all
                        exterior and interior signs) which are not the property
                        of Landlord as provided in Section 11, and Tenant shall,
                        at its expense, on or prior to such expiration or
                        earlier termination, repair any damage caused by such
                        removal. Any property not so removed shall become the
                        property of Landlord, and Landlord may thereafter cause
                        such property to be removed from the Premises and
                        disposed of, but the cost of any such removal and
                        disposition and the cost of repairing any damage caused
                        by such removal shall be borne by Tenant.

Holdover:               Should the Tenant or any party claiming under Tenant
                        hold over in possession at the expiration of the Term,
                        such holding over shall not be deemed to extend the Term
                        or renew this Lease, and such holding over shall be an
                        unlawful detainer and tenant or such parties shall be
                        subject to immediate eviction and removal. Tenant shall
                        pay upon demand to Landlord during any period while
                        Tenant shall hold the Premises after expiration of the
                        term, as liquidated damages, a sum equal to double the
                        highest monthly rate of Minimum Rent in effect during
                        the term or any extension thereof, plus double the
                        Percentage Rent (at the rate to be determined as set
                        forth in Section 3 hereof), and Tenant shall also pay
                        all damages, consequential as well as direct, sustained
                        by Landlord by reason of such holding over.

                                            SECTION 19 Security Deposit

Security Deposit:       The Security Deposit, if any, specified in Section 1
                        shall be held by Landlord as security for the full and
                        faithful performance by Tenant of each and every term,
                        covenant and condition of this Lease on the part of
                        Tenant to be observed and performed, and Landlord shall
                        have no liability to pay interest thereon unless
                        required by law nor shall Landlord be required to keep
                        the Security Deposit separate from its general funds.
                        Landlord's obligations with respect to the Security
                        Deposit are those of a debtor and not a trustee. If any
                        rent or additional rent herein reserved or any other
                        sums payable by Tenant hereunder shall be overdue and
                        unpaid or should Landlord make payments on behalf of
                        Tenant, or should Tenant fail to perform any of the
                        terms of this Lease, then Landlord may, at its option,
                        and without prejudice to any other remedy which Landlord
                        may have on account thereof, apply the Security Deposit
                        or so much thereof as may be necessary to compensate
                        Landlord toward the payment of the rents or other sums
                        due from Tenant, or towards any loss, damage or expense
                        sustained by Landlord resulting from such default on the
                        part of Tenant; and in such event Tenant shall forthwith
                        upon demand restore the Security Deposit to its original
                        amount, and the sum required to so restore the Security
                        Deposit shall be additional rent hereunder. In the event
                        Tenant shall have fully and faithfully complied with all
                        of the terms, covenants and conditions of this Lease,
                        the Security Deposit shall be returned in full to Tenant
                        within thirty days following the end of the Term or
                        earlier termination of this Lease. In the event that any
                        bankruptcy, insolvency, reorganization or other
                        creditor-debtor proceedings shall be instituted by or
                        against Tenant or its successors or assigns, Landlord
                        may apply the Security Deposit first to the payment of
                        any rent, additional rent and other amounts due Landlord
                        hereunder, and the balance, if any, of the Security
                        Deposit may be retained by Landlord in partial
                        liquidation of Landlord's damages. Landlord may deliver
                        the

                        Security Deposit to the purchaser of Landlord's interest in the Premises, in the event that such interest is sold, and Landlord shall thereupon be discharged from any further liability with respect to the Security
                        Deposit. Any interest earned on the Security Deposit shall belong to Landlord.

                                     SECTION 20 Promotion Fund and Advertising

Promotion Funds:        Tenant shall become and remain during the Term of this
                        Lease, a member in good standing in a Promotion Fund now
                        or hereafter established by the Landlord for the purpose
                        of advertising, public relations, sales promotions, and
                        other activities promoting the Shopping Center. Tenant
                        will contribute each month towards the Promotional Fund,
                        a sum in the amount specified in Section 1. Tenant
                        agrees to pay the Promotional Fund contribution in
                        advance on the first day of each month. The charge shall
                        increase/decrease annually effective the first January
                        of each year following the first full year of operation
                        by a percentage equal to the percentage change in the
                        U.S. Department of Labor Consumer Price Index for all
                        urban consumers. Such increase/decrease may be waived in
                        whole or in part at the discretion of Landlord.

                        Tenant agrees to pay to the Promotional Fund as an Initial Assessment, in addition to the foregoing charge, a sum in the amount specified in Section 1, for the promotional expense incurred in connection with the opening and/or ongoing marketing effort of the Shopping
                        Center, and its store. Said sum shall be paid within thirty (30) days after a statement is rendered by Landlord. Tenant shall pay such Initial Assessment regardless of whether Tenant opens on the opening date of the Shopping Center or on a subsequent date. Landlord will contribute to the Fund an amount equal to 25% of the total of Tenant's cash contribution as collected.

                        Landlord shall have the exclusive right to hire a promotional director, secretary and other personnel, which, in Landlord's sole judgment, are required to carry out the purposes of the Promotional Fund. All such personnel shall be under the exclusive control and supervision of Landlord, who shall have the sole authority to employ and discharge such personnel. The
                        Promotional Fund shall reimburse Landlord for all expenses incurred by it on behalf of the promotional programs of the Shopping Center, including any salary and all reasonable expenses incurred by the promotional director and other promotional personnel. Financial and operating statements of the Promotional Fund shall be made available for Tenant's review upon written request.
                        A violation of the provisions in this Section 20
                        (including non-payment of dues) shall constitute and event of default of this Lease.

Advertising:            Unless required by law, Tenant shall not change its
                        Trade Name/Trade Style without the written permission of
                        Landlord, which Landlord shall not unreasonably withhold
                        or delay. Tenant, in all advertising, shall identify
                        that the Premises are located in the Shopping Center by
                        specifically setting forth the name of the Shopping
                        Center in all written and oral advertising engaged in by
                        Tenant concerning the Premises.

Solicitation of         Tenant and Tenant's employees and agents shall not
Business:               solicit business in the Common Areas, nor shall Tenant
                        place any handbills or other advertising matter in or on
                        automobiles parked in the parking area or in the Common
                        Areas.

                                          SECTION 21 - General Provisions

Successors:             Subject to Section 15, all of the provisions hereof
                        shall be binding upon and inure to the benefit of the
                        parties hereto and their respective heirs, legal
                        representatives, successors and assigns.

No Option:              The submission of this Lease for examination
                        does not constitute an offer to enter into a lease, and
                        this Lease shall become effective only upon execution
                        and delivery hereof by Landlord and Tenant.

No Joint Venture:       The relationship of the parties is that
                        of Landlord and Tenant only, and nothing in this Lease
                        shall be construed as creating a partnership, joint
                        venture, principal-agent or any other relationship.
                        Except as expressly otherwise provided herein, neither
                        party shall have any right or power to create any
                        expense or liability chargeable to the other party.

Broker: Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder entitled to any commission, fee or other compensation by reason of the execution of this Lease except the Broker, if any, specified in Section 1, and Tenant agrees to indemnify and hold Landlord harmless from any charge, liability or expense (including attorney's fees)
                        Landlord may suffer, sustain or incur in respect to any claim for a commission, fee or other compensation by a broker or finder claiming by, through or under Tenant, other than Broker. Landlord will satisfy any obligation to Broker in respect to this Lease.

Financial and           At the request of Landlord, Tenant shall, not later than
Other                   ninety (90) days following the close of each fiscal year
Information:            of Tenant during the Term, furnish to Landlord a balance
                        sheet of Tenant as of the end of such fiscal year and a
                        statement of income and expense for the fiscal year then
                        ended together with an opinion of an Independent
                        certified public accountant of recognized standing to
                        the effect that said financial statements have been
                        prepared in conformity with generally accepted
                        accounting principles consistently applied and fairly
                        present the financial condition and results of
                        operations of Tenant as of and for the periods covered.

                        Tenant warrants that financial and other information provided and to be provided by Tenant to landlord (and which will be relied upon by Landlord) relating to this Lease does not and will not contain any statement which at the time and in the light of circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact
                        (which is known, or should have been known) necessary in order to make any statement contained therein not false or misleading in any material respect.

Headings and            The headings and captions contained in this Lease are
Captions:               inserted for convenience of reference only, and are not
                        to be deemed part of or to be used in construing this
                        Lease.

Use of Pronoun,         The necessary grammatical changes required to make the
Join and Several        provisions of this Lease apply in the plural sense where
Liability:              there is more than one Tenant and to either
                        corporations, associations, partnerships, or
                        individuals, males or females, shall in all instances be
                        assured as though in each case fully expressed. If there
                        be more than one Tenant, the liability of all such
                        parties for compliance with and performances of the
                        terms and covenants of this Lease shall be joint and
                        several.

Partial Invalidity If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Survival:               Any provision of this Lease which obligates the Landlord
                        or the Tenant to pay an amount or perform an obligation
                        before the commencement of the Term or after the
                        expiration of the Term shall be binding and enforceable
                        notwithstanding that payment or performance is not
                        within the Term, and the same shall survive.

Definition of           The term Landlord as used in this Lease, so far as the
Landlord, Exculpation:  covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the
                        owner or owners of the Premises at the time in question.
                        In event of any transfer or transfers of title thereto,
                        Landlord named herein (and in case of any subsequent
                        transfer or conveyance, the then grantor) shall be
                        automatically relieved from the performance of any
                        covenants or obligations of Landlord accruing after said
                        transfer date. It is expressly understood and agreed by
                        and between the parties hereto, anything herein to the
                        contrary notwithstanding, that all of the
                        representations, warranties, covenants, undertakings and
                        agreements herein made on the part of Landlord while in
                        form purporting to be the representations, warranties,
                        undertakings and agreements of Landlord are nevertheless
                        each and every one of them made and intended, not as
                        personal representations, warranties, covenants,
                        undertakings and agreements by Landlord or for the
                        purpose or with the intention of binding Landlord
                        personally, but are made and intended for the purpose
                        only of subjecting Landlord's interest in the Premises
                        to the terms of this Lease and for no other purpose
                        whatsoever, and that in the case of default hereunder by
                        Landlord, the Tenant shall look solely to the interest
                        of Landlord in the Premises for satisfaction of any
                        obligation of Landlord to Tenant.

Time of Essence:        Time is of the essence of this Lease, and all provisions
                        herein relating thereto shall be strictly construed.

Accord and              No payment by Tenant or receipt by Landlord of a lesser
Satisfaction:           amount than the rent or other amounts herein stipulated
                        shall be deemed to be other than on account of the
                        stipulated rent and amounts due, nor shall any
                        endorsement or statement on any check or any letter
                        accompanying any check or payment thereof be deemed an
                        accord and satisfaction, and Landlord may accept such
                        check of payment without prejudice to Landlord's right
                        to recover the balance of such amounts or pursue any
                        other remedy provided in this Lease.

Notices: All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, return receipt required, or by recognized overnight courier (such as United Parcel Service or Federal Express, e.g.), addressed to Tenant at Tenant's address or Landlord at Landlord's address, as the case may be, and notice shall be deemed to have been delivered on the second business day following deposit in the mails in the case of registered or certified mail, and shall be deemed to have been delivered on the next business day in the case of overnight courier, Landlord and Tenant shall each have the right from time to time to specify as its address for the purposes of this Lease any other addresses in the United States of America upon three days' notice thereon, similarly given, to the other party.

                        To Landlord at:  Sequel Investors Limited Partnership c/o Great Eastern Management Company
                                         P.O. Box 5526
                                         Charlottesville, VA  22905-5526

                        To Tenant at:    43717 John Mosby Highway
                                         Chantilly, Virginia 22021
                        (Contact Name)   Reynolds Young                (telephone)  (703) 327-4423
                        Registered Agent in the Commonwealth of Virginia:  Name ____________________________________
                        Address:  _____________________________________(telephone) _________________________________
                        I.R.S. Tax I.D. Number  54-1297372          Social Security Number
                        ###-##-####
                        Rental Payment Address (if different from Landlord)

Entire Agreement:       This Lease and the Exhibits, Riders, Addenda and
                        Guaranty, if any, attached hereto and forming a part
                        hereof, set forth all the covenants, promises,
                        agreements, conditions, and understandings between
                        Landlord and Tenant concerning the Premises, and there
                        are no covenants, promises, agreements, conditions or
                        understandings, either oral or written, between Landlord
                        and Tenant concerning the Premises except those herein
                        set forth, Except as otherwise provided herein, no
                        subsequent alteration, amendment, change or addition to
                        this Lease shall be binding upon Landlord or Tenant
                        unless reduced to writing and signed by them.

Recordation:            Tenant shall not record this Lease without the written
                        consent of Landlord.

Governing Law:          This Lease shall be construed and enforced in accordance
                        with the laws of the state where the Premises are
                        located.

Corporate               Tenants: In the event the Tenant hereunder is a
                        corporation, the persons executing this Lease on behalf
                        of the Tenant hereby covenant and warrant that: (i) the
                        Tenant is a duly constituted corporation qualified to do
                        business in the state in which the Shopping Center is
                        located; (ii) all Tenant's franchise and corporate taxes
                        have been paid to date; (iii) all future forms, reports,
                        fees and other documents necessary for Tenant to comply
                        with applicable laws will be filed by Tenant when due;
                        (iv) and such persons are duly authorized by the
                        governing body of such corporation to execute and
                        deliver this Lease on behalf of the corporation.

      IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first written above.

                                  LANDLORD: SEQUEL INVESTORS LIMITED PARTNERSHIP

ATTEST WITNESS:                   By: GREAT EASTERN MANAGEMENT COMPANY, AGENT

                                  By:___________________________________________
--------------------------

Title:____________________        Title:   V.P.

Date:   6-4-97                    Date: 6-4-97

ATTEST/WITNESS:                   TENANT:  Old Dominion Enterprises, Inc.

                                  By:   /s/ Reynolds Young
--------------------------             ------------------------------------

Title:____________________        Title:   President

Date: 5-30-97                     Date: 5-30-97

ATTEST/WITNESS:                   GUARANTOR:

__________________________
                                  By: /s/ Reynolds Young
                                      --------------------------------
                                      Reynolds Young

Date:    5-30-97                  Date:    5-30-97

                                    EXHIBIT A

                            SHOPPING CENTER SITE PLAN

                                   EXHIBIT A-1

                                  THE PREMISES

                             FIRST ADDENDUM TO LEASE

This agreement evidences a First Addendum to an Agreement of Lease for Shopping Center Space dated May 20, 1997, by and between Sequel Investors Limited Partnership, a Virginia limited partnership ("Landlord") and Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery ("Tenant") and Reynolds Young ("Guarantor") for the Premises located at 242 Zan Road in the Seminole Square Shopping Center, in Charlottesville, Virginia, 22901 (the "Lease").

Landlord and Tenant agree as follows:

      (1) Renewal Options. Tenant shall have the option to renew the Lease for one (1) thirty-six- (36) month term ("Renewal Term"), provided that the Lease shall not have been previously terminated and that Tenant is not in violation or default either at the time of the exercise or at the effective date of such option, nor with the passage of time would Tenant be in violation or default under any of the terms, covenants and conditions in the lease; and, further provided, that Tenant shall have given Landlord written notice as set forth in the Lease of its election to exercise said option at least 190 days, but not more than 270 days prior to the expiration of the initial Term. The thirty-six- (36) month Renewal Term will commence upon the next day following the expiration of the initial Term.

            First Renewal Term Minimum Rent:

Months 37 through 48          $3,625.00 per month
Months 49 through 72          $3,875.00 per month

      (2) Landlord for the first three years of the Lease shall provide repairs to heating and cooling units, (excluding all Tenant appliances and/or fixtures) in excess of $250.00 per occurrence except for damage occasioned by negligence of Tenant, its agents or employees or items not covered by manufacturers' warranties. Tenant shall obtain Landlord's permission before incurring repair bills in excess of Two Hundred Fifty Dollars ($250.00). Should the Landlord elect to replace the heating and cooling system, Tenant will thereafter be responsible for the maintenance and repair of the systems as outlined in Section 9.

                       THIS SPACE INTENTIONALLY LEFT BLANK

      (3) A violation of any of the provisions in this First Addendum shall constitute a Default under the terms of the Lease.

      (4) Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the lease.

      (5) In the event of a conflict between the terms of this First Addendum and any other provisions of the Lease as amended, the terms of this First Addendum shall prevail.

      (6) Except as amended by this First Addendum, the provisions of the Lease shall remain in full force and effect.

WITNESS, the following signatures:

                                        LANDLORD:

                                          Sequel Investors Limited Partnership

                                          By:  Great Eastern Management Company,
                                               Agent

Date:       6/4/97                        By: ______________________________

                                              Its: _________________________

                                          TENANT:

                                          Old Dominion Enterprises, Inc.

Date:       5/31/97                       By: ______________________________

                                              Its: ________________________

                                          GUARANTOR:

Date:       5/30/97                       __________________________________
                                          Reynolds Young

                                    EXHIBIT B

1.    LANDLORD'S WORK

      Landlord will construct the building shell including outside walls, roof and ceiling/floor structure in multistory areas and windows and doors as shown on building shell plans. Landlord will also provide standard "grey box" interior finish for a typical retail space as outlined herein:

            a. Use existing steel stud wall with a 3'0" x 6'8" walk door to separate the "sales area" (80% of Leasable Space) from the "service area" (20% of the Leasable Space). All wall surfaces surrounding the sales area are to be hung and finished, ready for painting, using 5/8" fire-rated gypsum board (regular 1/2" on masonry walls). (Any additional walls located within the sales area may utilize regular 1/2" gypsum or other materials.) The back side of the dividing wall between the sales and service areas and any additional walls built to enclose the bathroom facilities are also to be hung and finished using 5/8" fire-rated gypsum board. The interior walls of the bathroom facilities will be either masonry or gypsum, ready for paint.

            b. The sales and bathroom areas will use existing acoustic ceiling using 2' x 4' tile in a standard grid system.

            c. Concrete floor slab ready to receive tenant floor covering or finished.

            d.    Use existing 200-amp three-phase electrical service.

            e. Receptacles will be provided at storefronts as required by Code, and on approximate 20" centers on other walls in the sales area. One outlet will be provided in the service area, and one in each bathroom. Exit signs and emergency lights will be installed as required by Code.

            f. In the sales area, use existing overhead lighting. Use existing fixture in the bathroom. In spaces with an exterior rear door, a vandal-resistant light will be provided.

            g. Use existing Heating, Ventilating and Air Conditioning (HVAC) System, including all controls, duct work, diffusers and grills. The cooling capacity shall be 1 ton per 400 square feet of sales area.

            h. Plumbing supplies will include a minimum of one utility or janitor's sink, one water fountain, one five-gallon electric water heater, one hand sink (lavatory) and one water closet. If the size of Tenant's space is such that Code would require additional plumbing facilities for retail use of the space, the additional facilities will be furnished by the Landlord. If, however, additional plumbing is desired or required because of Tenant's use of the space, or if Tenant's use requires that plumbing be located at other than the area most convenient to the Landlord, such additional plumbing or cost of relocation shall be at Tenant's expense.

            i. Remove and cap plumbing fixtures from second bathroom and extending wall approximately 5' into the sales area. Also, on this wall provide and install a glass opening (approximately 3' x 3') into the sales area. This area is to be known as the office.

            j. Provide and construct two handicap dressing rooms. Use 3-5/8" metal studs and 1/2" gypsum.

            k. Provide and construct shelving and cabinets under front windows.

            l. Provide and install approximately 10 sheets of slotwall on right demising wall. Remove small existing pieces of slotwall above existing slotwall.

            m. Use existing floor covering. (NOTE: Tenant to notify Great Eastern Management Co. of carpet replacement near the right window display area.)

            n. Adapt existing overhead lighting to dressing rooms. Provide and install electrical wall outlets in the area of the sales counter.

            o.    Paint space.

            p. Tenant shall not alter or modify the construction items described herein during the Term of the Lease without Landlord's prior written approval. For example, after installation of floor slab, Tenant shall not install any "in floor" items without prior written permission from Landlord. If permission is granted, Landlord shall determine the method of cutting and repairing. Any such work shall be at Tenant's expense, which will include Landlord's cost of supervision of such work.

            q. If sprinklers are required by Code or otherwise installed by Landlord, the standard system design shall be in accordance with Code for the division of space into sales area and service area as defined herein.

            r. The above work is to be charged against the Tenant's $12,000 allowance. The estimated cost for the above work is between $7,300 - $7,829.

2.    TENANT'S WORK

      Subject to Landlord's prior written approval as outlined herein, Tenant may, at its expense, construct within the Premises or furnish for the
      Premises:

            a.    deviations from standard storefront provided by Landlord.

            b.    ceiling material, other than that provided by Landlord.

            c.    wall material, other than that provided by Landlord.

            d.    paint and interior decoration of store space.

            e.    additional partitions.

            f.    enclosing of columns.

            g. installation of all floor covering (no asbestos containing material is permitted).

            h. the penetration and flashing of all roof openings, which work shall be performed by the Landlord's contractor at Tenant's expense.

            i. lighting fixtures, including lamps not provided by Landlord. Surface-mounted or suspended fluorescent lights are not permitted in sales area.

            j. all signs, including such marquee, canopy, door signs or other signs as may be required by Landlord and in accordance with criteria as set forth in this Manual.

            k. such fire extinguishers as required by Code and approved by the fire preventions official having jurisdiction.

3.    STORE ARCHITECTS AND DESIGNERS

      Within ten (10) days after the date the Lease is fully executed by all parties, Tenant shall identify to Landlord the licensed architect or interior designer engaged by the Tenant to prepare its plans for the construction in the demised Premises by Tenant (herein "Tenant's Work").

4. The Tenant and its contractor are responsible for compliance with all local, state and federal building code and all other applicable laws. It is strongly recommended that the Tenant's architect, designer and /or contractor consult with local building officials.

5.    CONTRACTOR

      Before entering into a contract for construction, Tenant must become familiar with the requirements of this Manual, all applicable local ordinances, the statewide building code, and all applicable federal regulations included but not limited to ADA, OSHA, and environmental requirements. Prior to commencement of construction, Tenant must notify Landlord of the identity of the contractor(s) engaged for construction in the Premises. Contractors employed by Tenant will not be permitted to start construction until all approvals required by this Manual are obtained and document submittals are complete. Contracts for construction are solely between Tenant and its contractor(s). The Landlord shall in no way be held liable for errors, omissions or performance by either Tenant or its Contractor(s).

                                    EXHIBIT C

                                 OPERATING HOURS

Tenant agrees to keep the Premises open as specified in Section 5 paragraph (b) of the Lease from 8 o'clock a.m. to 5 o'clock p.m., Monday through Saturday. Such minimum hours of operation are subject to change from time to time by Landlord so long as any such change is applicable to substantially all tenants of the Shopping Center.

                                    EXHIBIT D

                                  SIGN CRITERIA

A. The advertising content of all signs shall be limited to individual letters designating the store name only and shall contain no advertising devices, slogans, symbols or marks other than logos, crests, or corporate seals universally used by national or regional tenants on all signs. Logos, crests or corporate shield designs must be submitted to Landlord for approval, which approval shall not be unreasonably withheld, provided that the proposed sign or symbol is compatible with the design intent of the shopping center.

B. The location, character, design, color and layout of all signs shall be subject to Landlord's written approval and no sign will be placed in final position without same.

C. All signs must be professional made, carry a U.L. approved label and be constructed of individual neon lit letters. The maximum letter height shall be 30" unless written exception is granted by Landlord. Each letter shall be fabricated from 22-gauge point grip steel with spot-welded construction, be 4" deep and mounted on an 8" by 8" raceway and use 15 mm. neon with 30 hertz normal power factor 120-volt transformers. Distance between tube and sign fact shall be no less than 1/2 the distance between the rows of neon. Plastic faces shall be 3/16" acrylic plastic. Exterior and interior of all letters shall be painted white; returns shall be baked enamel (bronze). The raceway shall be painted to match the color of the building. The following four letter styles will be acceptable.

      1.    Helvetica medium
      2.    Script
      3.    Optima semi-bold
      4.    Goudy

D.    Drawings submitted for approval by Landlord shall include:

      1.    dimensions of the sign as a whole and of each letter or symbol.
      2. type of illumination. All signs shall be lit from the interior unless specific exception is granted by Landlord.
      3. necessary electrical requirements. All sign circuits shall be tied into a clock-timer controlled from inside the premises to facilitate lighting of signs at night until the time specified by Landlord.
      4. the name and/or stamp of the sigh contractor or sign company which shall not be exposed to view.

E.    The following are expressly prohibited:

      1.    Animation, moving signs or moving lights.
      2. Temporary signs, irrespective of the composition of the sign or material used.
      3.    Box or cabinet type signs or signs with formed plastic letters.
      4.    Painted on or luminous letters.
      5.    Back-lit signs or letters.
      6.    Rooftop signs or banners or projection signs.
      7.    Free-standing signs or sandwich board signs.
      8.    Noise making devices, boxes, cabinets or frames.
      9.    Wooden backed signs or letters.
      10.   Signs above the roof line or on the roof.
      11.   Pop rivet contraction of signs.

F. One sign is allowed per storefront unless there are two or more angled faces, such as a corner storefront, in which case a second sign may be allowed, subject to Landlord's approval.

G. There will be one authorized suspended sign under the canopy. All Tenants will be required to install a suspended double-faced sign from the canopy ceiling over the store entry. The design, material and letter type is as follows:

      1. Each sign shall be oval shaped 8 inches high by 40 inches long made from Dupont Lucite, Color BR 2418 (a medium brown).

      2. The store name, which shall be the "trading as" name in the lease, (letters and numerals as appropriate) shall be written in Times Bold, using 2 .m. Arlon Cast #68 Beige (a beige color to match the drivit of the fascias).
      3. East side of each sign shall carry a reproduction of the shopping center logo, located centrally along the length of the sign and rising vertically from the lower edge of the sign to a height of 1.5 inches. The logo shall be Arlon Vinyl Cal-Plus #11 Green.
      4. The sign shall have an oval border, one-half inch thick and of the same beige vinyl as the store name.
      5. All sign requests and specifications shall be presented to the Landlord in writing for approval prior to the installation of any sign.

                                    EXHIBIT E

                    TENANT'S COVENANTS RELATING TO INDUSTRIAL
                           DEVELOPMENT BOND FINANCING

If Tenant is deemed to be a "principal user" of Sequel Investors Limited Partnership's portion of Seminole Square Shopping Center with respect to the hereinafter described Bonds, as the term "principal user" is defined in Section 103 of the Internal Revenue Code of 1954, as amended, Paragraph 1 hereof is incorporated herein. If Tenant is not deemed to be a "principal user" of such Bonds for the purposes hereof, Paragraph 2 hereof is incorporated herein.

Paragraph 1: Tenant acknowledges that Landlord is financing or may in the future finance the shopping center (the demised Premises being a part thereof) through the use of industrial development bonds (including refunding bonds) (the "Bonds") to be issued by the local Industrial Development Authority of the City/County of _________________ (the Authority). Tenant agrees that it shall promptly upon a request from Landlord, submit and file all certificates, representations and reports as may be, from time to time, required by Landlord, the Authority, any letter of credit institution, or any purchaser of underwriter of the Bonds. All quoted terms in this Section shall have the same meaning as set forth in Section 103 of the Internal Revenue Code of 1954, as amended; and in the regulations, rulings and pronouncements of the Internal Revenue Service issued from time to time pursuant thereto (the "Code").

      a. Tenant agrees that at no time within three years from the date of the issuance by the Authority of the Bonds will Tenant or any "related person" of Tenant pay or incur; or consent to the paying or incurring by others of "capital expenditures" with respect to the leased premises or any other facilities within City/County of ___________________________, "principal user" of which is Tenant or any "related person" of Tenant, or with respect to any facilities which are referred to as the "Restricted Facilities"), if the aggregate amount of such "capital expenditures" during a period beginning three years before the date of issuance of the Bonds and ending three years after the date of issuance of the Bonds (the "restricted Period") will be in excess of a total of _____________.

      b. Tenant represents that other than the Bonds, there are, on the date of the execution of this Lease, no outstanding issues of obligations of any State, Territory or possession of the United States, or any political subdivision of the foregoing, or of the District of Columbia, the proceeds of which have been or will be used primarily with respect to facilities:

            i. a "principal user" of which is or will be Tenant or a "related person" of Tenant, and,

            ii.   which

                  (1)   are located in the City/County of __________________ or

                  (2) are "contiguous or integrated" facilities located on both sides of the border between the City of Charlottesville and any adjoining political jurisdiction (hereinafter collectively referred to as the "Restricted Area").

      c.    Tenant further agrees that it shall file

            i. with the income tax return of Tenant for the current taxable year, a copy of the Authority's election required pursuant to
                  Section 103 (b) (6) (D) of the Code, and

            ii. annually for three years following the date of the issuance of the Bonds, with the office of the Internal Revenue Service where Tenant's income tax return is required to be filed on the date required for such filing, (without regard to any extension of time), a supplemental statement showing all "capital expenditures" paid or incurred by Tenant with respect to any Restricted facilities (including any such "capital expenditures" by each "related person" of Tenant) during the preceding fiscal year of Tenant;

      d. Neither Tenant nor any Related Person of tenant, within three years after the later of the date the project is placed in service or the date of issuance of the Bonds (the "Extended Restricted period"), will become an owner (in whole or in part) or Principal User of any facility ("new facility"), wherever located, financed (whether or not by or for the benefit of Tenant) in whole or in part by tax-exempt industrial development bonds unless Tenant's becoming such an owner or Principal User will not cause interest on the Bonds to become taxable because the inclusion of the "aggregate face amount" of all tax-exempt industrial development bonds allocated to Tenant and outstanding on the date of issuance of the Bonds in the calculation provided for in Section 103 (b)(15)(A) of the Code would not cause the authorized face amount of the Bonds to exceed $40,000,000.

      e. In connection with the issuance of the Bonds, Tenant agrees to provide landlord; promptly upon a request, a list of all "capital expenditures" paid or incurred by Tenant or any "related person" of Tenant with respect to any Restrict Facilities within a period beginning three years before the date of the issuance of the Bonds and ending on the date of the issuance of the Bonds, such list to be broken down by date and amount of each such "capital expenditure."

      f. Tenant agrees to provide Landlord with such information as may be necessary in order to make timely and proper filing of the Authority's election required pursuant to Section 103(b)(6)(D) of the Code. If required by Bond Counsel in order to determine the tax-exempt status of the Bonds, Tenant also agrees to provide Landlord information with respect to the aggregate outstanding amount of tax-exempt industrial development bonds allocated to Tenant as beneficiary.

      g. If Tenant shall for any reason fail to file the information required in paragraphs C and E, above, or if Tenant's "capital expenditures" during the Restricted Period of the Extended Restricted Period (including any such capital expenditures by each "related person" of Tenant) shall exceed the amount specified in paragraphs A or D above, then Tenant shall, without further notice, immediately be in default of this lease and Landlord shall have the right, but not the obligation, in addition to all of its other rights and remedies, to terminate this lease. It is the understanding of the parties that the foregoing covenants by tenant are a material part of the consideration given to induce Landlord to execute this lease and that any breach thereof shall entitled Landlord to a claim for damages in addition to those set forth in the lease Agreement including

            i.    any prepayment of redemption penalty or premium;

            ii. any increased interest expense to be incurred by Landlord in the refinancing of all or portion of the outstanding Bonds (calculated as an amount equal to the difference between the interest on the Bonds which would have been paid by Landlord on the Bonds and the interest to be paid by Landlord at the per annum interest rate at which Landlord is able to refinance the outstanding principal balance of the Bonds), which shall be computed based on the principal balance and remaining term of the Bonds outstanding at the time of the refinancing and

            iii. all other costs of refinancing, including reasonable attorneys' fees.

Paragraph 2: Tenant acknowledges that landlord is financing or may in the future finance the shopping center (the Demised Premises being a part thereof) through the use of industrial development bonds (including refunding bonds) (the "Bonds") to be issued by the Industrial Development Authority of the City of Charlottesville (the "Authority"). Tenant agrees that it shall, promptly upon request from Landlord, submit and file all certificates, representations and reports as may be, from time to time, required by landlord, the Authority, any letter of credit institution, or any purchaser or underwriter of the Bonds. All quoted terms in this Section shall have the same meaning as set forth in Section 103 of the Internal Revenue Code of 1954, as amended, and in the regulations, rulings and pronouncements of the Internal Revenue Service issued from time to time pursuant thereto (the "Code").

      a. Tenant agrees that at no time within three years from the date of the issuance by the Authority of the bonds (the "Restricted Period") will Tenant or any "related person" of Tenant pay or incur, or consent to the paying or incurring by others of "capital expenditures" for improvements for which are deemed to be fixtures under Virginia law and which are made with respect to the Demised Premises without the prior written consent which shall be at the sole discretion of Landlord.

      b. Tenant further agrees that it shall provide to landlord, annually, for three years following the date of issuance of the Bonds, a statement showing all "capital expenditures" paid or incurred by Tenant with respect to the Demised Premises during the preceding fiscal year of Tenant, such statement to be provided to Landlord within thirty days after the end of such fiscal year.

      c. Tenant agrees to provide Landlord with such information as may be necessary in order to make timely and proper filing of the Authority's election required pursuant to Section 103(b)(6)(D) of the Code. If required by Bond Counsel in order to determine the tax-exempt status of the bonds, Tenant also agrees to provide Landlord information with respect to the aggregate outstanding amount of tax-exempt industrial development bonds allocated to Tenant as beneficiary.

      d. If Tennant shall for any reason fail to provide Landlord with the information required in paragraphs B and C above, or if Tenant or any related person incurs "capital expenditures" with respect to the Demised Premises during the

            Restricted Period in violation of paragraph A above, then Tenant shall be in default of this Lease and Landlord shall have the right, but not the obligation, in addition to all of its other rights and remedies, to terminate this Lease. It is the understanding of the parties that the foregoing covenants by tenant are a material part of this consideration given to induce Landlord to execute this lease and that any breach thereof shall entitled Landlord to a claim for damages in addition to those set forth in the Lease Agreement including

            i.    any prepayment or redemption penalty or premium

            ii. any increased interest expense to be incurred by Landlord in the refinancing of all or portion of the outstanding Bonds (calculated as an amount equal to the difference between the interest on the Bonds which would have been paid by Landlord at the per annum interest rate at which Landlord is able to refinance the outstanding principal balance of the Bonds), which shall be computed based on the time of the refinancing and

            iii. all other costs of refinancing, including reasonable attorneys' fees.

      e. If at any time during the term of this lease (including any renewals), the interest payable by Landlord on the Bonds increases as a result of changes in the Federal or State income tax laws, the Minimum Rent payable under Section 3 of the lease shall increase with Tenant responsible for a pro-rata amount of such increase determined by dividing Tenant's leasable space by the total amount of leasable space in the Shopping Center that is being financed with the Bonds. Landlord may elect to bill this increased rent on a quarterly or annual basis or estimate an amount to be payable by Tenant monthly in the same manner as taxes, insurance and common area maintenance, subject to year end adjustment.

                                    EXHIBIT F

                  PACKAGE C FOR 3,000 SQUARE FT RETAIL TENANTS

Orientation:      Consultation to introduce shopping center marketing, promotion calendar, and grand opening package and to review the individual tenant's projected marketing plans
                               2 hours, no charge

Media Kit:        $296 Value (16 hours @ $18.50) Plus expenses up to $120.00
                  Billable

                  Based on Interview and sent to all relevant local and regional media and regional and national trade journals (min=12, max=20)

                  Includes fact sheet, owner bio, business brief, background color, if possible, list of story ideas, press release, and photo

                  Follow-up phone calls to editors

                  Announcements: Sent to all other Great Eastern Management Company Tenants

                  Temporary sign mention for one week

Media Campaign:   Value $555 (30 hours @ $18.50) plus up to $1,200 billable
                  media expense.

                  Concept, design, copywriting, typesetting, layout, supervision of audio and video production, media planning for:

                  3 25" ads in Daily Progress, with one-half price pick-up rate
                                       OR
                  30 30-second radio ads on 3 stations, each to include on-air giveaways of Remotes if offered at no additional charge
                                       OR
                  Approximately 80 30-second spots on up to 4 networks on Adelphia Cable
                                       OR
                  Direct mailing of 6,000 coupon flyers 8-1/2" X 11"

Grand Opening Event:  Value $296 (16 hours @ $18.50) plus up to $500.00 billable expenses

                  Grand Opening Banner (2 weeks on location)
                            AND ONE OF THE FOLLOWING
                  Concept Development, coop negotiation, coordination, booking of talent, Requisition of promotional items
                                       OR
                  Consultation, Print, TV or Radio Ad Format Development, Design camera ready.

                  Computer Generated Logo and slicks: $296.00 Value (16 Hours @ $18.50)
                                       OR
Media Purchase or Promotional Event expenses as deemed appropriate for Grand Opening by Landlord not to exceed $296.00 (to include 3 hours @ $18.50 for media planning and placement) plus media time or space ($240.50).

PACKAGE C Value:  $3,263.00

Cost for PACKAGE C to Tenant - $1,200.00 Check due at the time of execution of the Lease.

Cost of PACKAGE C to Landlord - $2,063.00

Provided the Tenant is not in violation or default, the Marketing Fund will reimburse Tenant One Thousand Two Hundred ($1,200.00) Dollars during the thirteenth (13th) month of the Lease following the Commencement Date.

                                    EXHIBIT G

                                 LEASE GUARANTY

In consideration of making a lease by and between Sequel Investors Limited Partnership "Landlord" and Old Domain Enterprises, Inc. as "Tenant" dated as of May 20, 1997 ("Lease") at the request of the guarantor(s) and in reliance on this guarantee, the guarantor(s), hereby waive(s) the obligations of the Homestead exemption laws as to the Lease and jointly and severally (if there is more than one guarantor), guarantee the payment of all rent to be paid by the Tenant and the performance by Tenant of all the terms, covenants and conditions of the Lease including any extensions or renewals thereof. The guarantor(s) promise(s) to pay all the Landlord's expenses, including reasonable attorney's fees, incurred by the Landlord in enforcing all obligations of the Tenant under the Lease or incurred by the Landlord in enforcing this guarantee. The Landlord's consent to any assignment or assignments and successive assignments by the Tenant and Tenant's assigns, of the Lease, made either with or without notice to the guarantor(s) or a change or different use of the Premises, or Landlord's forbearance delays or extensions of time or any other reason whether similar to or different from the foregoing shall in no way or manner release the undersigned from the liability as guarantor. The guarantor(s) agree(s) that the default by Tenant or its successors or assigns shall create an immediate liability on the part of the undersigned to Landlord and its successors or assigns. Landlord does not need to first exhaust its legal remedies against Tenant or successors or assigns before proceeding against the guarantor(s). Landlord is not required to notify the undersigned of any default of Tenant under the provisions of this Lease.

IN WITNESS WHEREOF, the undersigned has executed this lease Guaranty in the presence of competent witness(es) as of this 30th day of May, 1997.

Witness:                                    Guarantor(s):

________________________________            ______________________________

                                    Exhibit I

                          PRINT OR TYPE ALL INFORMATION

THE SECURED PARTY DESIRES THIS FINANCING STATEMENT TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE NO (X) YES ( ) NAME OF RECORD OWNER
__________________________

                          STATE CORPORATION COMMISSION
             (Uniform Commercial Code Division, Box 1197, Richmond,
              Virginia 23209) FORM FOR ORIGINAL FINANCING STATEMENT
                            AND SUBSEAUENT STATEMENTS

The Commission stamps the File
Number on the Original Financing
Statement. The secured Party must
place this same number on all
subsequent statements.

Index numbers of subsequent
statements (For office use only)

Name & mailing address of all               Check the box indicating the kind
debtors, trade styles, etc.                 of statement.
No other name will be indexed.              Check only one box.

     Mailing Address:                       (X)  ORIGINAL FINANCING STATEMENT
            Mr. Reynolds Young
            43717 John Mosby Highway        ( )  CONTINUATION-ORIGINAL STILL
            Chantilly, VA 22021                  EFFECTIVE

                                            ( )  AMENDMENT

     Physical address of Secured
     Premises:
            Dominion Saddlery               ( )  ASSIGNMENT
            242 Zan Road
            Charlottesville, VA 22901       ( )  PARTIAL RELEASE OF COLLATERAL

                                            ( )  TERMINATION

Name & Address of Secured Party             Names & address of Assignee
     Sequel Investors Limited Partnership
     P.O. Box 5526 Charlottesville, VA
     22905-5526

Date of maturity if less than five years    Check if proceeds of collateral are
                                            covered.    (X)
Description of collateral covered by original financing statement

Space to record an amendment, assignment, release of collateral or a statement to cover collateral brought into Virginia from another jurisdiction.

_________ Real Estate if applicable.

/s/ Reynolds Young                5/31/97

Signature of Debtor if applicable (Date)    Signature of Secured Party if
                                            applicable (Date)

                            SECOND ADDENDUM TO LEASE

This agreement evidences a Second Addendum to an Agreement of Lease for Shopping Center Space dated May 20, 1997, for the Premises located at 242 Zan Road in the Seminole Square Shopping Center, in Charlottesville, Virginia, 22901 ("Lease"), by and between Sequel Investors Limited partnership, a Virginia limited partnership ("Landlord"), and Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery ("Tenant") and Reynolds Young ("Guarantor"), as amended on June 4, 1997 by a First Addendum to Lease.

The Lease is hereby amended as follows:

(1) The Term of the Lease is extended for an additional thirty-six (36) months to expire on May 31, 2003, subject to the provisions herein.

(2)   Minimum Rent shall be as follows:

      June 1, 2000 through May 31, 2002        $3,500.00 per month
      June 1, 2002 through May 31, 2003        $3,562.50 per month

(3) If required by the City of Charlottesville, or any of its agencies or departments, or by any other authority having jurisdiction, the Tenant shall have the responsibility at its expense to provide, install and have inspected, a water backflow preventor. Tenant shall also be responsible for all future maintenance and annual inspections thereof.

(4) A violation of any of the provisions in this Second Addendum shall constitute a Default under the terms of the Lease.

(5) Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Lease.

(6) In the event of a conflict between the terms of this Second Addendum and any other provisions of the Lease as amended, the terms of this Second Addendum shall prevail.

(7) Except as amended by this Second Addendum, the provisions of the Lease shall remain in full force and effect.

WITNESS, the following signatures:
                                           LANDLORD:

                                           Sequel Investors Limited Partnership

                                           By: Great Eastern Management Company,
                                               Agent

Date:    6/12/2000                             By    /s/
                                                  ------------------------------
                                                       Its:  V.P.

                                           TENANT:

                                           Old Dominion Enterprises, Inc.

Date:    6/1/00                                By:   /s/   Reynolds Young
                                                   ----------------------------
                                                       Its:     President

                                           GUARANTOR:

Date:    6/1/00                            /s/  Reynolds Young
                                           -------------------------------------
                                           Reynolds Young

                             THIRD ADDENDUM TO LEASE

This agreement evidences a Third Addendum to an Agreement of Lease for Shopping Center Space dated May 20, 1997, for the Premises located at 242 Zan Road in the Seminole Square Shopping Center in Charlottesville, Virginia 22901, by and between Sequel Investors Limited Partnership, a Virginia limited partnership ("Landlord"), and Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery ("Tenant") and Reynolds Young ("Guarantor"), as amended on June 4, 1997 by a First Addendum to Lease and on June 12, 2000 by a Second Addendum to Lease (collectively, the "Lease").

The Lease is hereby amended as follows:

1) The Term of the Lease is extended for an additional twenty-four (24) months to expire on May 31, 2005, subject to the provisions herein.

2)    Minimum Rent shall be as follows:

June 1, 2003 through May 31, 2004   $3,562.50 per month
June 1, 2004 through May 31, 2005   $3,675.00 per month

3) Tenant shall have the option, to be exercised as hereinafter provided, to extend this lease for one additional two (2) year term ("Renewal Term"), provided no violation is existing or continuing, nor with the lapse of time or the giving of notice or both would there be a violation, in the performance of any of the terms or conditions of this lease at the time of exercise, or at any time through the commencement of the Renewal Term. Tenant shall provide written notice of its intent to exercise the Renewal Term option not later than 180 days nor earlier than 360 days prior to the end of the Term of the Lease.

      Minimum Rent, during the Renewal Term shall be as follows:

June 1, 2005 through May 31, 2006   $3,675.00 per month

4) Disclosure: Rivanna Realty represents the Landlord in this transaction. The General Partner of the Landlord, Great Eastern Management Company ("Great Eastern"), is a licensed real estate brokerage firm. Mr. Everett
      S. Hopkins, Jr., an employee of Great Eastern with an active real estate license, is an officer of Great Eastern. Mrs. Hopkins and Mrs. Dotty N. Hopkins, who is also employed by Great Eastern and has an active real estate license, are both limited partners in a partnership which owns a limited partnership interest in Landlord.

5) Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Lease.

6) Except as amended by this Third Addendum, the provisions of the lease shall remain in full force and effect.

7) A violation of any of the provisions in this Third Addendum shall constitute a Default under the terms of the lease.

8) In the event of a conflict between the Terms of this Third Addendum and any other provisions of the Lease, the terms of this Third Addendum shall prevail.

WITNESS, the following signatures:

                                           LANDLORD:
                                           Sequel Investors Limited Partnership

                                           By: Great Eastern Management Company,
                                               Agent

Date: 6/10/03                              By: /s/
                                               ---------------------------------
                                                    Its: Pres.

                                     TENANT:
                                     Old Dominion Enterprises, Inc.

Date: 6/5/03                   By: /s/Reynolds Young
                                   ---------------------------------------------
                                      Its: President

                                      GRANTOR:

Date: 6/5/03                   /s/Reynolds Young
                               -------------------------------------------------
                                  Reynolds Young

                            FOURTH ADDENDUM TO LEASE

This agreement evidences a Fourth Addendum to an Agreement of Lease for Shopping Center Space dated May 20, 1997, for the Premises located at 242 Zan Road in the Seminole Square Shopping Center in Charlottesville, Virginia 22901, by and between Sequel Investors Limited Partnership, a Virginia limited partnership ("Landlord"), and Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery ("Tenant") and Reynolds Young ("Guarantor"), as amended on June 4, 1997 by a First Addendum to lease, on June 12, 2000 by a Second Addendum to Lease and on June 10, 2003 by a Third Addendum to Lease (collectively, the "Lease").

The Lease is hereby amended as follows:

1) Tenant acknowledges that it has an outstanding past due balance in the amount of $759.07 as outlined in the attached Delinquency/Aging Report dated April 15, 2005.

2) The Term of the Lease is extended for an additional twelve (12 months to expire on May 31, 2006, subject to the provisions herein.

3)    Minimum Rent shall be as follows:

June 1, 2005 through May 31, 2006   $3,737.50 per month

4) Upon Tenant's written request, on or before December 31, 2005, Landlord will reimburse Tenant up to $250.00 spent by the Tenant for media advertising purposes which shall have included mention of Tenant's location in the Seminole Square Shopping Center. Tenant shall provide receipts and tear sheets from newspaper, notarized statements from radio stations, paid contracts from television stations, or evidence of direct costs associated with a direct mail campaign to Landlord or its agent prior to the above deadline in order to be reimbursed.

5) Tenant acknowledges it has an affirmative duty to provide Landlord with written notice of a change in domicile thirty (30) days in advance of any such change. Change in domicile for this provisions refers to the location requirements for UCC filings which shall be one of the following: i) for an entity created by a filing with a state, the entity's location is that state; ii) for an entity not created by a filing, the entity's location is the place of its chief executive office; or iii) for an individual, the person's location is her/his principal residence. Failure of Tenant to provide this notice shall stop Tenant or any person or entity ascertaining claims on behalf of Tenant from raising the issue of location in any dispute concerning the priority of a UCC filing involving Tenant and Landlord.

6) Disclosure: Rivanna Realty and Investment Company represents the Landlord in this transaction. The General Partner of the Landlord, Great Eastern Management Company ("Great Eastern"), is a licensed real estate brokerage firm and Mr. Everett S. Hopkins, Jr., holds an active real estate license and is employed by and is an officer of Great Eastern. Mr. Hopkins and Mrs. Dotty N. Hopkins, who is also employed by Great Eastern and holds an active real estate license, are limited partners in a partnership which owns a limited partnership interest in Landlord.

7) Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Lease.

8) Except as amended by this Fourth Addendum, all other provisions of the Lease shall remain in full force and effect.

                            INTENTIONALLY LEFT BLANK

9) A violation of any of the provisions in this Fourth Addendum shall constitute a Default under the terms of the Lease.

10) In the vent of a conflict between the Terms of this Fourth Addendum and any other provisions of the Lease, the terms of this Fourth Addendum shall prevail.

WITNESS, the following signatures:

                                    LANDLORD:
                                    Sequel Investors Limited Partnership

                                    By: Great Eastern Management Company,
                                        Agent

Date: 5/17/05                       By: /s/
                                        ----------------------------------------
                                            its: V.P.

                                     TENANT:
                                     Old Dominion Enterprises, Inc.

Date: 5/10/05                 By:   /s/Reynolds Young
                                    --------------------------------------------
                                         its: President

                                   GUARANTOR:

Date: 5/10/05                 /s/Reynolds Young
                              --------------------------------------------------
                                 Reynolds Young

                             FIFTH ADDENUDM TO LEASE
                               EXTENSION AGREEMENT

This Fifth Addendum to Lease ("Extension Agreement"), dated as of this 12th day of June, 2006 by and between Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery ("Tenant"), Dover Saddlery Retail, Inc. ("New Guarantor"), and Sequel Investors Limited Partnership, a Virginia limited partnership ("Landlord"), amends the Agreement of Lease for Shopping Center Space for the Premises in the Seminole Square Shopping Center, Chartlottesville, Virginia dated May 20, 1997, which was modified on June 4, 1997 by a First Addendum to Lease, on June 12, 2000 by a Second Addendum to Lease, on June 10, 2003 by a Third Addendum to Lease, and on May 17, 2005 by a Fourth Addendum to Lease for the Premises (which shall hereafter collectively be referred to as the "Lease"):

                                   WITNESSETH

WHEREAS, the Lease is in full force and effect and by its terms expires on May 31, 2006; and,

WHEREAS, Landlord and Tenant desire that the Lease be extended:

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein and in the Lease, the parties agree as follows:

1. The Terms of the Lease is hereby extended for an additional eight (8) months to expire January 31, 2007, subject to the provisions herein.

2. The Fiscal Period shall remain as the Lease year and shall run from June 1 of any year through May 31st of the next. If Tenant does not exercise its option to renew as outlined in Paragraph 8 below, then the last Fiscal Period of the Lease shall be from June 1, 2006 through January 31, 2007, and any Percentage Rent due for this period shall be defined as follows:

      Percentage Rent: Six percent (6%) of the Gross Sales (as defined in
      Section 3) occurring in the last Fiscal period which exceed six-hundred sixty-seven thousand dollars ($667,000.00).

3.    The monthly Minimum Rent shall be $3,737.50.

4. Tenant shall have the option, to be exercised as hereinafter provided, to extend this Lease for one additional two (2) year term ("Renewal Term"), provided no violation is existing or continuing, nor with the lapse of time or the giving of notice or both would there be a violation, in the performance of any of the terms or conditions of this Lease at the time of exercise, or at any time through the commencement of the Renewal Term. Tenant shall provide written notice of its intent to exercise the Renewal Term option not later than ninety (90) days prior to the end of the extended Term of the Lease.
      Renewal Term:
      From the first day of the 1st month through the last day of the 24th month of the Term, Minimum Rent shall be $3,775.00 per month.

5. New Guarantor unites in this Extension Agreement to evidence its agreement to guarantee as Guarantor, the full and complete performance by Tenant of all of the terms and conditions of the Lease, as it may be amended. Reynolds Young, individually, is hereby removed as Guarantor under the Lease, such removal to be effective as of the date of final execution of this Extension Agreement by all parties, but shall continue to be responsible for any liability that may have occurred under this Lease prior to such date.

6. SECTION 1, Definitions, "Permitted Uses:" is hereby amended in its entirety to read as follows:

            The sale of equipment and apparel for the rider and horse both customer and stock, equestrian gifts, horse care products, equestrian consignment items, books, magazines, videotapes and such other uses as may be hereinafter approved in writing by Landlord to be conducted under the Trade Name/Trade Style Dominion Saddlery or Dover Saddlery.

7. Landlord agrees that Tenant may conduct a liquidation (but not going-out-of-business) sale commencing on or before August 1, 2006, and extending no longer than forty-five (45) days.

8. Section 3, Percentage Rent, Paragraph (b) of the Lease shall be stricken in its entirety and replaced with the following:

            (b) The term "Gross Sales" as used herein for the purpose of determining Percentage Rent shall mean the dollar aggregate of the entire amount of receipts from gross sales of Tenant and of all licensees, concessionaires and tenants of Tenant, from all business conducted upon or from the Premises by Tenant and all others, whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed on or at the Premises (including the value of all goods accepted in lieu of cash payment), together with the amount of all orders taken or received at the Premises, mail or telephone orders received or filled on the Premises, whether such orders are filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in the Premises and shall also include, without limitation, all orders by means of electronic, telephonic, video, computer, or other technology-based system, whether existing now or developed in the future, that are taken at or made from the Premises, whether or not filled at the Premises, and all other such orders received or filled at the Premises. At Tenant's request, Landlord shall put a link to Tenant's web site on Shopping Center's web site, which shall remain for the duration of the Lease. Notwithstanding the foregoing, Landlord reserves the right to remove such a link if Tenant breaches the Lease or fails, in Landlord's sole judgment, to operate a professional-looking web site focused on the sale of merchandise from the Premises. If any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any person, firm, or corporation other than Tenant, then there shall be included in Gross Sales all the gross sales of such departments or divisions, whether such sales be filled at the Premises or elsewhere, in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant. Gross Sales shall not include sales of merchandise for which, and to the extent that, cash has been refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have originally been included in Gross Sales; and there shall be deducted from Gross Sales the sale price of merchandise returned by customers for exchange, provided that the sale price of merchandise delivered to the customer in exchange shall be included in Gross Sales.

                  If Tenant charges its customers a restocking fee or any other kind of fee, cost, or expense as part of processing a return of an item of merchandise, then Tenant shall deduct from Gross Sales the amount equal to the value of the refunded item minus the total of such fees, costs, or expenses. Gross Sales shall not include the amount of any sales, use, service, gross receipts or other like tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by the Tenant to such governmental authority. No franchise, capital stock or personal property tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Sales in any event whatsoever. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the calendar month during which such charge or sale shall initially be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. There shall be no deduction for uncollected or uncollectible credit accounts or for bad debts or other losses.

9.    The following shall be added to Section 7 of the Lease:

                  (1) If Tenant's Use of the Premises includes any of the following (restaurant, food preparation, sale of food prepared in or from the Premises, catering or automotive service or supply), Tenant shall be responsible for the installation, servicing, maintenance and any replacement of a grease trap system, the size of which shall effectively contain all grease generated from the Premises. Tenant shall contract with a recognized grease removal contractor approved by the Landlord and ensure that the Landlord is at all times during the Term or any extensions thereof provided with a copy of the then current contract. Should a blockage occur because of the discharge of fats, petroleum oil, non biodegradable cutting oil, products of mineral oil origin or grease from the Premises, Tenant shall be liable for all costs to clean and clear the sewer line as well as the costs for damage done to adjoining tenants' property. If Tenant's sewer discharges violate any of the local, state or federal stream standard ordinances regarding prohibited waste discharges or creates a public nuisance, Tenant shall be solely responsible for any and all fines levied against the Landlord, its Agent or neighboring tenants. Noncompliance with any of the above regulations shall result in a Default of the Lease and shall be subject to monetary penalties contained herein.

      And the following shall replace the remainder of this Section:

                  The term "Landlord" as used in (a) through (1) above shall be deemed to include Landlord's Managing Agent.

                  In the event any violation of any of the above rules and regulations continues after five (5) days following notice to the Tenant of such violation, beginning on such fifth day Tenant shall, in addition to any and all other remedies of Landlord provided in this lease for default by tenant, pay liquidated damages of Fifty Dollars ($50.00) per day for each such violation for each day such violation continues. Landlord reserves the right to adopt additional rules and regulations in respect to the conduct of Tenant's activities in the Premises and the Shopping Center, which upon adoption shall be deemed incorporate herein, provided that Tenant is given notice thereof.

10. The first sentence of SECTION 15, Assignment, Subletting and Encumbrance is hereby deleted in its entirety and replaced with the following:

                  Tenant has the right to assign this Lease or any interest therein to any affiliate of Dover Saddlery, Inc. without the necessity of obtaining written consent from the Landlord. Tenant shall not assign this lease or any interest therein, whether voluntarily, involuntarily or by operation of law, or sublet the Premises or any portion thereof to any person or entity other than an affiliate of Dover Saddlery, Inc. without the prior written consent of the Landlord, which consent may be granted or withheld in the sole discretion of the Landlord, and no permitted assignment or subletting shall relieve Tenant of Tenant's covenants and agreement hereunder.

11. Paragraph Notices: Section 21 of the Lease is hereby deleted in its entirety and replaced with the following:

                  All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be deemed sufficiently given or rendered if in writing and hand delivered, sent by registered or certified mail, postage prepaid, return receipt required, or deposited with a recognized overnight courier (such as United Parcel Service or Federal Express, e.g.,), addressed to Tenant at Tenant's address or Landlord at Landlord's address, as the case may be, and any such notice shall be deemed to have been delivered on the date received, refused or returned for insufficient address. Landlord and Tenant shall each have the right from time to time to specify as its address for the purposes of this Lease any other addresses in the United States of America upon three days' notice thereof, similarly given, to the other party.

                  LANDLORD'S ADDRESS: c/o Great Eastern Management Company, P.O. Box 5526, Charlottesville, VA 22905-5526 (Physical Address:
                  2619 Hydraulic Road, Charlottesville, VA 22901)

                  TENANT'S ADDRESS: Old Dominion Enterprises, Inc. c/o Dover Saddlery, 525 Great Road, Littleton, MA 01460
                 (Contact Name) Stephen Day
                 (Telephone) 978-952-8062
                  Tax I.D. Number 20-4417762 Social Security Number N/A

                  ORGANIZATIONAL NUMBER FROM VIRGINIA SCC: F166762-7 Registered Agent in the Commonwealth of Virginia: CT Corporation System
                  Address: 4701 Cox Road, Suite 301, Glen Allen, VA 23060-6820
                  Phone: 804-217-7255

12. Rivanna Realty and Investment Company represents the Landlord in this transaction. The General Partner of the Landlord, Great Eastern Management Company ("Great Eastern"), is a licensed real estate brokerage firm. Mr. Everett S. Hopkins, Jr., an employee and officer of Great Eastern, holds an active real estate license. Mr. Hopkins and Mrs. Dotty N. Hopkins, who is also employed by Great Eastern and holds an active real estate license, are limited partners in a partnership which owns a limited partnership interest in Landlord.

13. The persons executing this Extension Agreement on behalf of the Tenant hereby covenant and warrant that with respect to such Extension, (i) the Tenant is a duly constituted corporation in good standing and currently qualified to do business in the state in which the Shopping Center is located; (ii) all Tenant's franchise and corporate taxes have been paid to date; (iii) all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and (iv) such persons are duly authorized by the governing body of such corporation to execute and deliver the Extension Agreement on behalf of the corporation.

14. Except as amended by this Extension Agreement, the provisions of the Lease shall otherwise remain in full force and effect.

15. A violation of any of the provisions in this Extension Agreement shall constitute a Default under the terms of the Lease.

16. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Lease.

17. In the event of a conflict between the terms of this Extension Agreement and any other provisions of the Lease, the terms of this Extension Agreement shall prevail.

18. This document may be signed via facsimile and/or in counterparts with the same full force and effect as if all signatures were original and on one document.

      WITNESS, the following signatures:

                                    LANDLORD:

                                    Sequel Investors Limited Partnership,
                                        a Virginia limited partnership

                                    By: Great Eastern Management Company, Agent
Witness/Attest:_______________      by:_________________________________________
Date:_________________________         its:_____________________________________

                                     TENANT:

                                     Old Dominion Enterprises, Inc.

Witness/Attest:_______________       By:________________________________________
Date:_________________________          its:____________________________________

                                   GUARANTOR:

Witness/Attest:_______________
Date:_________________________     _____________________________________________
                                   Reynolds Young

                                 NEW GUARANTOR:

                                 Dover Saddlery Retail, Inc.

Witness/Attest:______________    By:____________________________________________
Date:________________________       its:________________________________________